Exhibit 99.1

Harris Teeter
NOW OPEN

OPEN

Marshalls
HomeGoods

SPROUTS

H-E-B
Fresh Foods

KROGER

TJ maxx

WHOLE FOODS

SUPPLEMENTAL FINANCIAL INFORMATION

QUARTER ENDED MARCH 31, 2021

WEINGARTEN REALTY

www.weingarten.com

2600 Citadel Plaza Drive

P.O. Box 924133

Houston, Texas 77292-4133

NEWS RELEASE

Information: Michelle Wiggs, Phone: (713) 866-6050

WEINGARTEN REALTY

REPORTS FIRST QUARTER RESULTS

HOUSTON, April 26, 2021 (BUSINESS WIRE) -- Weingarten Realty (NYSE: WRI) announced today the results of its operations for the quarter ended March 31, 2021.  The supplemental financial package with additional information can be found on the Company's website under the Investor Relations tab.

First Quarter Financial Highlights

●	Net income attributable to common shareholders (“Net Income”) for the first quarter was $0.22 per diluted share (hereinafter “per share”) compared to $0.41 per share in the first quarter of 2020 and $0.18 per share in the fourth quarter of 2020;

●	Core Funds From Operations Attributable to Common Shareholders ("Core FFO") for the quarter was $0.48 per share compared to $0.44 per share in the first quarter of 2020 and $0.43 per share in the fourth quarter of 2020;

●	Cash collections of rent and billable expenses were 95% of the total billed for the first quarter;

●	Dispositions in the quarter were $55.8 million; and,

●	Subsequent to the end of the quarter, the Company signed a definitive merger agreement with Kimco Realty Corporation (“Kimco”) to create the premier open-air shopping center and mixed-use real estate company with 559 properties primarily concentrated in the top major metropolitan markets in the United States. The merger is expected to close in the second half of 2021, subject to customary closing conditions, including the approval of both Kimco’s and the Company’s shareholders.

Financial Results

The Company reported Net Income of $28.0 million or $0.22 per share for the first quarter of 2021, as compared to $52.6 million or $0.41 per share for the same period in 2020.  Revenue increased $0.09 per share due to a reduction in COVID related reserves and the initial write-offs of receivables for cash basis tenants.  This increase was offset by a reduction in revenues from the existing portfolio due to abatements and tenant fallouts.  Also contributing to the reduction of net income was lower revenue and lower gains on sales from the Company’s disposition program and a decrease in capitalized interest as new development projects approach completion.

The increase in net income when compared to the prior quarter was due primarily to a reduction in COVID related reserves and the initial write-offs of receivables for cash basis tenants of $0.06 per share recorded in the fourth quarter of 2020.  The quarter also benefited from the full quarter effect of 2020 acquisitions.  Offsetting these increases was lower revenue and lower gains on sales from the Company’s disposition program.

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Additionally, the Company experienced increased cash collections from a number of sources that impacted revenues for the quarter, much of which will likely not recur in future quarters, including the following:

●	Collections of approximately $1.3 million of recently billed amounts for year-end reconciliations of Taxes, Common Area Maintenance and Insurance from cash basis tenants which was recognized as revenue in the quarter. As this represents over 70% of the amounts billed to these tenants for year-end reconciliations, future quarters will not include comparable revenue;

●	Collections of receivables for cash basis tenants that relate to prior quarters of $0.9 million;

●	Percentage rental year-end true-ups and lease termination income totaled approximately $1.2 million for the current quarter, more than half of which will likely not recur next quarter; and,

●	Recoveries of balances previously written off related to terminated tenants totaling $1.2 million collected during the quarter that may not be recurring in the same magnitude in future quarters.

Accordingly, revenue recognized in this quarter that will likely not recur going forward is expected to be between $0.02 and $0.04 per share.

Funds From Operations attributable to common shareholders in accordance with the National Association of Real Estate Investment Trusts definition (“NAREIT FFO”) was $61.7 million or $0.48 per share for the first quarter of 2021 compared to $56.9 million or $0.44 per share for the first quarter of 2020.  Core FFO for the quarter was the same as NAREIT FFO on a per share basis for both years.

A reconciliation of Net Income to NAREIT FFO and Core FFO is included herein.

Operating Results

For the period ending March 31, 2021, the Company’s operating highlights were as follows:

Q1 2021
Occupancy (Signed Basis):
Occupancy - Total	93.0%
Occupancy - Small Shop Spaces	88.8%
Occupancy - Same Property Portfolio	93.1%

Same Property Net Operating Income, with redevelopments	(0.6)%

Rental Rate Growth - Total:	4.7%
New Leases	9.1%
Renewals	3.6%

Leasing Transactions:
Number of New Leases	78
New Leases - Annualized Revenue (in millions)	$5.8
Number of Renewals	113
Renewals - Annualized Revenue (in millions)	$13.9

A reconciliation of Net Income to SPNOI is included herein.

Dividends

The Board of Trust Managers declared a quarterly cash dividend of $0.23 per common share payable on June 15, 2021 to shareholders of record on June 10, 2021.

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2021 Guidance

In light of the Company’s proposed merger with Kimco announced on April 15, 2021, the Company will no longer provide guidance nor is it affirming past guidance.

About Weingarten Realty Investors

Weingarten Realty Investors (NYSE: WRI) is a shopping center owner, manager and developer.  At March 31, 2021, the Company owned or operated under long-term leases, either directly or through its interest in real estate joint ventures or partnerships, a total of 156 properties which are located in 15 states spanning the country from coast to coast. These properties represent approximately 29.8 million square feet of which our interests in these properties aggregated approximately 20.4 million square feet of leasable area. To learn more about the Company, please visit www.weingarten.com.

Forward-Looking Statements

Statements included herein that state the Company’s or Management’s intentions, hopes, beliefs, expectations or predictions of the future are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 which by their nature, involve known and unknown risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied by such statements.  These risks and uncertainties include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, risks associated with the anticipated merger with Kimco, including the Company’s and Kimco’s ability to consummate the merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the merger and the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed merger, as well as those other items discussed in the Company’s regulatory filings with the Securities and Exchange Commission (‘SEC”), which include other information or factors that may impact the Company’s performance.

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, volume and pricing of properties held for disposition, volume and pricing of acquisitions, expenses (including salaries and employee costs), insurance costs and numerous other factors.  Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the ranges indicated.  The above ranges represents management’s estimate of results based upon these assumptions as of the date of this press release.  Accordingly, there is no assurance that our projections will be realized.

Important Additional Information and Where to Find It

In connection with the proposed merger, Kimco will file with the SEC a registration statement on Form S-4 to register the shares of Kimco common stock to be issued in connection with the merger.  The registration statement will include a joint proxy statement/prospectus which will be sent to the common stockholders of Kimco and the shareholders of the Company seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIMCO, THE COMPANY AND THE PROPOSED TRANSACTION.

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Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Kimco at its website, www.kimcorealty.com, or from Weingarten at its website, www.weingarten.com.  Documents filed with the SEC by Kimco will be available free of charge by accessing Kimco’s website at www.kimcorealty.com under the heading Investors or, alternatively, by directing a request to Kimco at ir@kimcorealty.com or 500 North Broadway, Suite 201, Jericho, N.Y. 11753, telephone: (866) 831-4297, and documents filed with the SEC by Weingarten will be available free of charge by accessing Weingarten’s’ website at www.weingarten.com under the heading Investors or, alternatively, by directing a request to Weingarten at ir@weingarten.com or 2600 Citadel Plaza Drive, Suite 125, Houston, TX 77008, telephone: (800) 298-9974.

Participants in the Solicitation

Kimco and Weingarten and certain of their respective directors, trust managers and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the common stockholders of Kimco and the shareholders of Weingarten in respect of the proposed transaction under the rules of the SEC.  Information about Kimco’s directors and executive officers is available in Kimco’s proxy statement dated March 17, 2021 for its 2021 Annual Meeting of Stockholders.  Information about Weingarten’s trust managers and executive officers is available in Weingarten’s proxy statement dated March 15, 2021 for its 2021 Annual Meeting of Shareholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available.  Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Kimco or Weingarten using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

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Weingarten Realty Investors

(in thousands, except per share amounts)

Financial Statements

	Three Months Ended
	March 31,
	2021	2020

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
Revenues:
Rentals, net	$118,321	$108,050
Other	3,050	3,302
Total Revenues	121,371	111,352
Operating Expenses:
Depreciation and amortization	38,556	36,656
Operating	23,287	23,160
Real estate taxes, net	16,735	15,008
Impairment loss	325	44
General and administrative	10,604	2,307
Total Operating Expenses	89,507	77,175
Other Income (Expense):
Interest expense, net	(16,619)	(14,602)
Interest and other income (expense), net	1,654	(5,828)
Gain on sale of property	9,131	13,576
Total Other Expense	(5,834)	(6,854)
Income Before Income Taxes and Equity in Earnings of Real Estate Joint Ventures and Partnerships	26,030	27,323
Provision for Income Taxes	(238)	(172)
Equity in Earnings of Real Estate Joint Ventures and Partnerships, net	4,087	27,097
Net Income	29,879	54,248
Less: Net Income Attributable to Noncontrolling Interests	(1,842)	(1,626)
Net Income Attributable to Common Shareholders -- Basic	$28,037	$52,622
Net Income Attributable to Common Shareholders -- Diluted	$28,037	$53,150
Earnings Per Common Share -- Basic	$0.22	$0.41
Earnings Per Common Share -- Diluted	$0.22	$0.41

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Weingarten Realty Investors

(in thousands)

Financial Statements

	March 31,	December 31,
	2021	2020
	(Unaudited)	(Audited)
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
Property	$4,188,362	$4,246,334
Accumulated Depreciation	(1,166,357)	(1,161,970)
Investment in Real Estate Joint Ventures and Partnerships, net	366,944	369,038
Unamortized Lease Costs, net	167,348	174,152
Accrued Rent, Accrued Contract Receivables and Accounts Receivable, net	67,697	81,016
Cash and Cash Equivalents	52,078	35,418
Restricted Deposits and Escrows	12,427	12,338
Other, net	204,036	205,074
Total Assets	$3,892,535	$3,961,400

LIABILITIES AND EQUITY
Debt, net	$1,797,237	$1,838,419
Accounts Payable and Accrued Expenses	83,580	104,990
Other, net	216,297	217,489
Total Liabilities	2,097,114	2,160,898

Commitments and Contingencies	—	—

EQUITY
Common Shares of Beneficial Interest	3,876	3,866
Additional Paid-In Capital	1,761,831	1,755,770
Net Income Less Than Accumulated Dividends	(139,064)	(128,813)
Accumulated Other Comprehensive Loss	(12,008)	(12,050)
Shareholders' Equity	1,614,635	1,618,773
Noncontrolling Interests	180,786	181,729
Total Liabilities and Equity	$3,892,535	$3,961,400

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Non-GAAP Financial Measures

Certain aspects of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our Generally Accepted Accounting Principles ("GAAP") financial statements in order to evaluate our operating results.  Management believes these additional measures provide users of our financial information additional comparable indicators of our industry, as well as, our performance.

Funds from Operations Attributable to Common Shareholders

The National Association of Real Estate Investment Trusts ("NAREIT") defines NAREIT FFO as net income (loss) attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets (including: depreciable real estate with land, land, development property and securities), changes in control of real estate equity investments, and interests in real estate equity investments and their applicable taxes, plus depreciation and amortization related to real estate and impairment of certain real estate assets and in substance real estate equity investments, including our share of unconsolidated real estate joint ventures and partnerships.  The Company calculates NAREIT FFO in a manner consistent with the NAREIT definition.

Management believes NAREIT FFO is a widely recognized measure of REIT operating performance, which provides our shareholders with a relevant basis for comparison among other REITs.  Management uses NAREIT FFO as a supplemental internal measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself.  There can be no assurance that NAREIT FFO presented by the Company is comparable to similarly titled measures of other REITs.

The Company also presents Core FFO as an additional supplemental measure as it is more reflective of the core operating performance of our portfolio of properties.  Core FFO is defined as NAREIT FFO excluding charges and gains related to non-cash, non-operating assets and other transactions or events that hinder the comparability of operating results.  Specific examples of items excluded from Core FFO include, but are not limited to, gains or losses associated with the extinguishment of debt or other liabilities and transactional costs associated with unsuccessful development activities.

NAREIT FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity.  NAREIT FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

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NAREIT FFO and Core FFO is calculated as follows (in thousands):

	Three Months Ended
	March 31,
	2021	2020

	(Unaudited)
Net income attributable to common shareholders	$28,037	$52,622
Depreciation and amortization of real estate	38,415	36,475
Depreciation and amortization of real estate of unconsolidated real estate joint ventures and partnerships	4,161	3,797
Impairment of properties and real estate equity investments	325	44
(Gain) on sale of property, investment securities and interests in real estate equity investments	(9,097)	(13,574)
(Gain) on dispositions of unconsolidated real estate joint ventures and partnerships	(24)	(22,372)
Provision for income taxes (1)	20	—
Noncontrolling interests and other (2)	(556)	(575)
NAREIT FFO – basic	61,281	56,417
Income attributable to operating partnership units	401	528
NAREIT FFO – diluted	61,682	56,945
Adjustments for Core FFO:
Contract terminations	—	340
Core FFO – diluted	$61,682	$57,285

FFO weighted average shares outstanding – basic	126,518	127,862
Effect of dilutive securities:
Share options and awards	1,153	943
Operating partnership units	1,429	1,432
FFO weighted average shares outstanding – diluted	129,100	130,237

NAREIT FFO per common share – basic	$0.48	$0.44

NAREIT FFO per common share – diluted	$0.48	$0.44

Core FFO per common share – diluted	$0.48	$0.44

(1)	The applicable taxes related to gains and impairments of operating and non-operating real estate assets.
(2)	Related to gains, impairments and depreciation on operating properties and unconsolidated real estate joint ventures, where applicable.

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Same Property Net Operating Income

Management considers SPNOI an important additional financial measure because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs.  The Company calculates this most useful measurement by determining its proportional share of SPNOI from all owned properties, including the Company’s share of SPNOI from unconsolidated joint ventures and partnerships, which cannot be readily determined under GAAP measurements and presentation.  Although SPNOI (see page 1 of the supplemental disclosure regarding this presentation and limitations thereof) is a widely used measure among REITs, there can be no assurance that SPNOI presented by the Company is comparable to similarly titled measures of other REITs.  Additionally, the Company does not control these unconsolidated joint ventures and partnerships, and the assets, liabilities, revenues or expenses of these joint ventures and partnerships, as presented, do not represent its legal claim to such items.

Properties are included in the SPNOI calculation if they are owned and operated for the entirety of the most recent two fiscal year periods, except for properties for which significant redevelopment or expansion occurred during either of the periods presented, and properties that have been sold.  While there is judgment surrounding changes in designations, management moves new development and redevelopment properties once they have stabilized, which is typically upon attainment of 90% occupancy.  A rollforward of the properties included in the Company’s same property designation is as follows:

Three Months Ended
March 31, 2021
Beginning of the period	142
Properties added:
Acquisitions	6
Properties removed:
Dispositions	(3)
End of the period	145

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The Company calculates SPNOI using net income attributable to common shareholders excluding net income attributable to noncontrolling interests, other income (expense), income taxes and equity in earnings of real estate joint ventures and partnerships. Additionally to reconcile to SPNOI, the Company excludes the effects of property management fees, certain non-cash revenues and expenses such as straight-line rental revenue and the related reversal of such amounts upon early lease termination, depreciation and amortization, impairment losses, general and administrative expenses and other items such as lease cancellation income, environmental abatement costs, demolition expenses and lease termination fees. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from SPNOI. A reconciliation of net income attributable to common shareholders to SPNOI is as follows (in thousands):

	Three Months Ended
	March 31,
	2021	2020

	(Unaudited)
Net income attributable to common shareholders	$28,037	$52,622
Add:
Net income attributable to noncontrolling interests	1,842	1,626
Provision for income taxes	238	172
Interest expense, net	16,619	14,602
Property management fees	1,181	1,078
Depreciation and amortization	38,556	36,656
Impairment loss	325	44
General and administrative	10,604	2,307
Other (1)	51	88
Less:
Gain on sale of property	(9,131)	(13,576)
Equity in earnings of real estate joint ventures and partnership interests, net	(4,087)	(27,097)
Interest and other (income) expense, net	(1,654)	5,828
Other (2)	(5,343)	3,125
Adjusted income	77,238	77,475
Less: Adjusted income related to consolidated entities not defined as same property and noncontrolling interests	(6,294)	(6,081)
Add: Pro rata share of unconsolidated entities defined as same property	6,386	6,411
Same Property Net Operating Income	$77,330	$77,805

(1)    Other includes items such as environmental abatement costs, demolition expenses and lease termination fees.

(2)    Other consists primarily of straight-line rentals, lease cancellation income and fee income primarily from real estate joint ventures and partnerships.

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Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate

NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of certain real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items.  The Company calculates EBITDAre in a manner consistent with the NAREIT definition.

As mentioned above, NAREIT FFO is a widely recognized measure of REIT operating performance which provides our shareholders with a relevant basis for comparing earnings performance among other REITs based upon the unique capital structure of each REIT.  However as a basis of comparability that is independent of a company's capital structure, management believes that since EBITDA is a widely known and understood measure of performance, EBITDAre will represent an additional supplemental non-GAAP performance measure that will provide investors with a relevant basis for comparing REITs.  There can be no assurance that EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs.

The Company also presents Core EBITDAre as an additional supplemental measure as it is more reflective of the core operating performance of our portfolio of properties.  Core EBITDAre is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that hinder the comparability of operating results.  Specific examples of items excluded from Core EBITDAre include, but are not limited to, gains or losses associated with the extinguishment of debt or other liabilities, and transactional costs associated with unsuccessful development activities.  EBITDAre and Core EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity.  EBITDAre and Core EBITDAre do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre and Core EBITDAre is calculated as follows (in thousands):

	Three Months Ended
	March 31,
	2021	2020
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre):
Net income	$29,879	$54,248
Interest expense, net	16,619	14,602
Provision for income taxes	238	172
Depreciation and amortization of real estate	38,556	36,656
Impairment loss on operating properties and real estate equity investments	325	44
Gain on sale of property and investment securities (1)	(9,133)	(13,574)
EBITDAre adjustments of unconsolidated real estate joint ventures and partnerships, net (2)	4,635	(17,637)
Total EBITDAre	81,119	74,511
Adjustments for Core EBITDAre:
Contract terminations	—	340
Total Core EBITDAre	$81,119	$74,851

(1)    Includes a $.1 million gain on sale of non-operating assets for the three months ended March 31, 2021.

(2)    Includes a $22.4 million gain on sale of property for the three months ended March 31, 2020.

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Weingarten Realty Investors

Company Information

Corporate Office

2600 Citadel Plaza Drive

P. O. Box 924133

Houston, TX 77292-4133

713-866-6000

www.weingarten.com

Stock Listings

New York Stock Exchange: Common Shares                            WRI

Forward-Looking Statements

This supplement, together with other statements and information publicly disseminated by us, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements relate to the company’s intentions, beliefs, expectations or projections of the future. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) disruptions in financial markets; (ii) general and regional economic and real estate conditions; (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business; (iv) changes in consumer retail shopping patterns; (v) financing risks, such as the inability to obtain equity, debt, or other sources of financing on favorable terms and changes in LIBOR availability; (vi) changes in governmental laws and regulations; (vii) the level and volatility of interest rates; (viii) the availability of suitable acquisition opportunities; (ix) the ability to dispose of properties; (x) changes in expected development activity; (xi) increases in operating costs; (xii) tax matters, including the effect of changes in tax laws and the failure to qualify as a real estate investment trust; (xiii) technology system failures, disruptions or cybersecurity attacks; (xiv)  investments through real estate joint ventures and partnerships, which involve risks not present in investments in which we are the sole investor; (xv) the impact of public health issues, such as the current COVID-19 pandemic, natural disasters or severe weather conditions; and (xvi) risks associated with the Merger, including our ability to consummate the Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the Merger and the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement. Accordingly, there is no assurance that our expectations will be realized.

For a more complete description of the Merger and related agreements, refer to our Current Report on Form 8-K and related exhibits that were filed with the Securities and Exchange Commission on April 15, 2021 and other documents that we file with the SEC in connection with the proposed Merger. Please also review Part II, Item 1A of the Quarterly Report on Form 10-Q for a discussion of certain risks relating to the Merger.

Pro rata Financial Information

Included herein is certain financial information presented on a pro rata share basis as we believe this information assists users of our financial information in understanding our proportionate economic interest in the operating results of our portfolio of properties.  Such amounts include WRI’s proportional share of each financial line item or operational metric for both our consolidated and unconsolidated joint ventures and partnerships.  Multiplying a financial statement line item or operational metric of an investee and adding it to WRI’s totals may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee, nor does WRI control any of the investees presented under the equity method of accounting.  Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles.

Corporate Profile

Weingarten Realty Investors is a real estate investment trust organized under the Texas Business Organizations Code that, through its predecessor entity, began the ownership and development of shopping centers and other commercial real estate in 1948.  As of March 31, 2021, we owned or operated under long-term leases, interests in 156 properties which are located in 15 states that span the United States from coast to coast.  These properties represent approximately 29.8 million square feet of which our interests in these properties aggregated approximately 20.4 million square feet of leasable area. Our properties were 93.0% leased as of March 31, 2021 and historically our portfolio occupancy rate has never been below 90%.

Financial Summary

Weingarten Realty Investors

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	March 31,		Twelve Months Ended December 31,
	2021	2020	2020	2019	2018	2017
Revenues:
Rentals, net	$118,321	$108,050	$422,339	$472,446	$517,836	$563,183
Other	3,050	3,302	11,578	14,179	13,311	9,980
Total Revenues	121,371	111,352	433,917	486,625	531,147	573,163
Operating Expenses:
Depreciation and amortization	38,556	36,656	149,930	135,674	161,838	167,101
Operating	23,287	23,160	91,075	94,620	90,554	109,310
Real estate taxes, net	16,735	15,008	62,564	60,813	69,268	75,636
Impairment loss	325	44	24,153	74	10,120	15,257
General and administrative	10,604	2,307	37,388	35,914	25,040	28,052
Total Operating Expenses	89,507	77,175	365,110	327,095	356,820	395,356
Other Income (Expense):
Interest expense, net	(16,619)	(14,602)	(61,148)	(57,601)	(63,348)	(80,326)
Interest and other income (expense), net	1,654	(5,828)	7,143	11,003	2,807	7,532
Gain on sale of property	9,131	13,576	65,402	189,914	207,865	218,611
Total Other (Expense) Income	(5,834)	(6,854)	11,397	143,316	147,324	145,817
Income Before Income Taxes and Equity in Earnings of Real Estate Joint Ventures and Partnerships	26,030	27,323	80,204	302,846	321,651	323,624
(Provision) Benefit for Income Taxes	(238)	(172)	(451)	(1,040)	(1,378)	17
Equity in Earnings of Real Estate Joint Ventures and Partnerships, net (1)	4,087	27,097	39,206	20,769	25,070	27,074
Net Income	29,879	54,248	118,959	322,575	345,343	350,715
Less: Net Income Attributable to Noncontrolling Interests	(1,842)	(1,626)	(6,810)	(7,140)	(17,742)	(15,441)
Net Income Attributable to Common Shareholders	$28,037	$52,622	$112,149	$315,435	$327,601	$335,274
Earnings Per Common Share - Basic	$0.22	$0.41	$0.88	$2.47	$2.57	$2.62
Earnings Per Common Share - Diluted	$0.22	$0.41	$0.88	$2.44	$2.55	$2.60

(1)	See page 23 for the Company’s pro rata share of the operating results of its unconsolidated real estate joint ventures and partnerships.

Weingarten Realty Investors

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Property	$4,188,362	$4,246,334
Accumulated Depreciation	(1,166,357)	(1,161,970)
Property, net	3,022,005	3,084,364
Investment in Real Estate Joint Ventures and Partnerships, net (1)	366,944	369,038
Total	3,388,949	3,453,402

Unamortized Lease Costs, net	167,348	174,152
Accrued Rent, Accrued Contract Receivables and Accounts Receivable, net	67,697	81,016
Cash and Cash Equivalents	52,078	35,418
Restricted Deposits and Escrows	12,427	12,338
Other, net	204,036	205,074
Total Assets	$3,892,535	$3,961,400

LIABILITIES AND EQUITY
Debt, net	$1,797,237	$1,838,419
Accounts Payable and Accrued Expenses	83,580	104,990
Other, net	216,297	217,489
Total Liabilities	2,097,114	2,160,898

Commitments and Contingencies	—	—

Equity:
Shareholders' Equity:
Common Shares of Beneficial Interest - par value, $.03 per share; shares authorized: 275,000; shares issued and outstanding:127,627 in 2021 and 127,313 in 2020	3,876	3,866
Additional Paid-In Capital	1,761,831	1,755,770
Net Income Less Than Accumulated Dividends	(139,064)	(128,813)
Accumulated Other Comprehensive Loss	(12,008)	(12,050)
Total Shareholders' Equity	1,614,635	1,618,773
Noncontrolling Interests	180,786	181,729
Total Equity	1,795,421	1,800,502
Total Liabilities and Equity	$3,892,535	$3,961,400

(1)	This represents the Company’s investment of its unconsolidated real estate joint ventures and partnerships. See page 23 for additional information.

Weingarten Realty Investors

Funds From Operations Attributable to Common Shareholders

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Funds From Operations Attributable to Common Shareholders (FFO)
Numerator:
Net income attributable to common shareholders	$28,037	$52,622
Depreciation and amortization of real estate	38,415	36,475
Depreciation and amortization of real estate of unconsolidated real estate joint ventures and partnerships	4,161	3,797
Impairment of properties and real estate equity investments	325	44
(Gain) on sale of property, investment securities and interests in real estate equity investments	(9,097)	(13,574)
(Gain) on dispositions of unconsolidated real estate joint ventures and partnerships	(24)	(22,372)
Provision for income taxes (1)	20	—
Noncontrolling interests and other (2)	(556)	(575)
NAREIT FFO - Basic	61,281	56,417
Income attributable to operating partnership units	401	528
NAREIT FFO - Diluted	61,682	56,945
Adjustments for Core FFO:
Contract terminations	—	340
Core FFO - Diluted	$61,682	$57,285

Denominator:
FFO weighted average number of common shares outstanding - Basic	126,518	127,862
Effect of dilutive securities:
Share options and awards	1,153	943
Operating partnership units	1,429	1,432
FFO weighted average number of common shares outstanding - Diluted	129,100	130,237

NAREIT FFO Per Common Share - Basic	$0.48	$0.44

NAREIT FFO Per Common Share - Diluted	$0.48	$0.44

Core FFO Per Common Share - Diluted	$0.48	$0.44

(1)	The applicable taxes related to gains and impairments of operating and non-operating real estate assets.
(2)	Related to gains, impairments and depreciation on operating properties and unconsolidated real estate joint ventures, where applicable.

Weingarten Realty Investors

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate and Net Debt to Core EBITDAre

(in thousands)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre):
Net income	$29,879	$54,248	$24,873
Interest expense, net	16,619	14,602	15,726
Provision (benefit) for income taxes	238	172	(259)
Depreciation and amortization of real estate	38,556	36,656	37,701
Impairment loss on operating properties and real estate equity investments	325	44	24,109
Gain on sale of property and investment securities (1)	(9,133)	(13,574)	(33,661)
EBITDAre adjustments of unconsolidated real estate joint ventures and partnerships, net (2)	4,635	(17,637)	5,661
Total EBITDAre	81,119	74,511	74,150
Adjustments for Core EBITDAre:
Contract terminations	—	340	—
Total Core EBITDAre	$81,119	$74,851	$74,150

Net Debt to Core EBITDAre:
Debt	$1,797,237	$2,229,193	$1,838,419
Less: Cash and cash equivalents	(52,078)	(484,697)	(35,418)
Add: Proportional share of net debt of unconsolidated real estate joint ventures and partnerships	44,955	86,483	45,353
Total Net Debt	$1,790,114	$1,830,979	$1,848,354

Annualized Core EBITDAre	$324,476	$299,404	$296,600

Net Debt to Core EBITDAre	5.52	6.12	6.23

(1)	Includes a $.1 million gain on sale of non-operating assets for the three months ended March 31, 2021.
(2)	Includes a $22.4 million gain on sale of property for the three months ended March 31, 2020.

Weingarten Realty Investors

Supplemental Income Statement Detail

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Rentals, net (1)
Base minimum rent, net	$86,097	$86,203
Straight line rent, net	2,025	(6,756)
Over/under market rental, net	1,250	1,773
Percentage rent, net	715	288
Tenant reimbursements, net	27,473	26,100
Other rental revenues	287	223
Lease cancellation revenue	474	219
Rentals, net	118,321	108,050
Other Revenues
Customer contract revenue	2,529	2,587
Miscellaneous revenue	521	715
Other Revenues	3,050	3,302
Total Revenue	$121,371	$111,352
Operating Expenses:
Depreciation and Amortization	$38,556	$36,656
Operating	23,287	23,160
Real Estate Taxes, net	16,735	15,008
Impairment Loss	325	44
General and administrative expense
General and administrative expense	9,474	8,477
Deferred Compensation (2)	1,130	(6,170)
General and administrative expense, net	10,604	2,307
Total Operating Expenses	$89,507	$77,175
Other Income (Expense):
Interest Expense, net
Interest paid or accrued	$(17,073)	$(16,556)
Amortization of debt deferred costs	(819)	(796)
Over/under market adjustment of acquired properties, net	207	87
Capitalized interest	1,066	2,663
Interest Expense, net	(16,619)	(14,602)
Interest and Other Income (Expense), net
Interest and Other Income	524	342
Deferred Compensation (2)	1,130	(6,170)
Interest and Other Income (Expense), net	1,654	(5,828)
Gain on Sale of Property	9,131	13,576
Total Other Expense	$(5,834)	$(6,854)

Income Before Income Taxes and Equity in Earnings of Real Estate Joint Ventures and Partnerships	$26,030	$27,323
Provision for Income Taxes	(238)	(172)
Equity in Earnings of Real Estate Joint Ventures and Partnerships, net
Net income from unconsolidated joint ventures and partnerships	3,244	26,273
Intercompany fee income reclass	639	712
Other adjustments	204	112
Equity in Earnings of Real Estate Joint Ventures and Partnerships, net	4,087	27,097
Net Income	$29,879	$54,248
Less: Net Income Attributable to Noncontrolling Interests	(1,842)	(1,626)
Net Income Attributable to Common Shareholders -- Basic	$28,037	$52,622
Net Income Attributable to Common Shareholders -- Diluted	$28,037	$53,150

Dividends
Common Dividends per Share	$0.300	$0.395
Common Dividends Paid as a % of Core Funds from Operations - Basic	62.5%	89.7%

General and Administrative Expense
Gross General and Administrative Expense/Total Revenue	7.8%	7.6%

Additional Disclosure for Revenues and Operating Expenses
Minority Interests Share of Revenues and Operating Expenses and Other Adjustments	$(1,302)	$(1,083)

(1)	Rental revenues are net of lease related reserves and write-offs. See breakout on p.41.
(2)	Eligible associates of the Company may contribute a portion of their earnings to a Deferred Compensation plan for income tax deferral purposes. The Company does not match or contribute funds to the plan, as it is all the associates' earnings. The asset and corresponding liability along with the related earnings are recorded in the Company financial statements on behalf of the participants.

Weingarten Realty Investors

Supplemental Balance Sheet Detail

(in thousands)

	March 31,	December 31,
	2021	2020

Property
Land	$937,998	$948,622
Land held for development	39,746	39,936
Land under development	16,637	19,830
Buildings and improvements	3,089,154	3,082,509
Construction in-progress	104,827	155,437
Total	$4,188,362	$4,246,334

Straight Line Rent Receivable, net
	$49,016	$47,622

Other Assets, net
Notes receivable and mortgage bonds, net	$38,827	$38,841
Debt service guaranty asset	53,650	53,650
Non-qualified benefit plan assets	44,548	43,415
Out-of-market leases, net	10,527	11,326
Deferred income tax asset	3,778	3,761
Unamortized debt costs, net	2,494	2,693
Right of use assets, net	42,559	42,850
Other	7,653	8,538
Total	$204,036	$205,074

Other Liabilities, net
Deferred revenue	$15,121	$14,711
Non-qualified benefit plan liabilities	82,884	81,811
Deferred income tax payable	1,765	1,761
Out-of-market leases, net	56,426	58,208
Operating lease liabilities, net	42,385	42,888
Other	17,716	18,110
Total	$216,297	$217,489

Identified Intangible Assets and Liabilities
Identified Intangible Assets:
Above-market leases (included in Other Assets, net)	$22,065	$23,877
Above-market leases - Accumulated Amortization	(11,538)	(12,551)
In place leases (included in Unamortized Lease Costs, net)	232,373	235,082
In place leases - Accumulated Amortization	(105,995)	(102,772)
Total	$136,905	$143,636

Identified Intangible Liabilities:
Below-market leases (included in Other Liabilities, net)	$92,099	$92,855
Below-market leases - Accumulated Amortization	(35,673)	(34,647)
Above-market assumed mortgages (included in Debt, net)	7,694	7,694
Above-market assumed mortgages - Accumulated Amortization	(2,615)	(2,408)
Total	$61,505	$63,494

Weingarten Realty Investors

Capitalization and Debt Coverage Ratios

(in thousands, except common share data and percentages)

		March 31,	December 31,
		2021	2020

Common Share Data
Closing Market Price		$26.91	$21.67

Capitalization
Debt		$1,797,237	$1,838,419
Common Shares at Market		3,434,443	2,758,873
Operating Partnership Units at Market		37,916	31,031
Total Market Capitalization (As reported)		$5,269,596	$4,628,323

Debt to Total Market Capitalization (As reported)		34.1%	39.7%
Debt to Total Market Capitalization (As reported at a constant share price of $31.24)		39.1%	39.7%
Debt to Total Market Capitalization (Pro rata)		34.2%	39.8%

Capital Availability
Revolving Credit Facility		$500,000	$500,000
Less:
Balance Outstanding Under Revolving Credit Facility		—	40,000
Outstanding Letters of Credit Under Revolving Facility		1,932	1,932
Unused Portion of Credit Facility		$498,068	$458,068

Significant Covenant Ratios
	Restrictions
Debt to Asset Ratio (Public)	Less than 60.0%	37.2%	37.7%
Secured Debt to Asset Ratio (Public)	Less than 40.0%	7.2%	7.1%
Unencumbered Asset Test (Public)	Greater than 150%	288.4%	283.7%
Fixed Charge Coverage (Revolver) (Pro rata EBITDA/ (interest expense + scheduled principal payments))	Greater than 1.5x	3.6x	3.5x

Credit Ratings
		S&P	Moody's
Senior Debt		BBB	Baa1
Outlook		Stable	Stable

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Guidance

2021 Guidance

In light of the Company’s proposed merger with Kimco announced on April 15, 2021, the Company will no longer provide guidance nor is it affirming past guidance.

Investment Activity

Weingarten Realty Investors

Capital Expenditures

(at pro rata share)

(in thousands)

	Three Months Ended	Twelve Months Ended
	March 31, 2021	December 31, 2020
Acquisitions	$—	$166,627
New Development	5,010	76,011
Redevelopment	546	9,608
Building and Site Improvements	3,086	19,653
Tenant Finish	5,736	29,091
External Leasing Commissions	1,091	3,664
Capital Expenditures	$15,469	$304,654

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Development and Redevelopment Projects

As of March 31, 2021

(at pro rata share, except multi-family units)

(in thousands, except percentages and multi-family units)

	Project Description /	Total Cost at	Costs		Estimated/Actual	Stabilized	Percentage
Property	SF	Completion	to Date	CIP (1)	ROI (2)	Operations (2)	Leased (3)	Key Tenants / Description

Developments and Large Redevelopments Under Construction (4,5)

West Alex - Alexandria, VA (6)	Retail = 127 SF	$200,000	$193,833	$30,397			83.5%	Harris Teeter anticipated opening 2H21
	Multifamily = 278 units						52.9%	Residential units in lease-up phase

Centro Arlington - Arlington, VA*	Retail = 65 SF	135,000	129,512	316			97.8%	Harris Teeter opened 2H19
	Multifamily = 366 units						96.5%	Residential units in lease-up phase

The Driscoll at River Oaks - Houston, TX	Retail = 11 SF	150,000	126,111	42,497			0.0%
	Multifamily = 318 units						66.7%	Residential units in lease-up phase
		$485,000	$449,456	$73,210

Redevelopments Under Construction (5)

Rock Prairie Marketplace - College Station, TX	41	8,812	7,045					Valero, Multi-Tenant Building, and Pads. Increased scope to add more square footage
Wilderness Oaks - San Antonio, TX	20	7,295	9,826					20,000 SF Multi-Tenant Building, and Pads.
All other redevelopments < $5 million (3 projects)	33	9,329	5,260
		$25,436	$22,131

Completed Redevelopments (7)

		$22,224	$19,316

Cash NOI Developments and Large Redevelopments Under Construction (Current Quarter) (8):						$1,196
Cash NOI Redevelopments Under Construction (Current Quarter):						$201

(1)	Refers to quarter-end Construction-in-Progress balance on a prorata basis.
(2)	Given the recent COVID-19 disruption, the leaseup and stabilization dates of these projects cannot be determined at this time.
(3)	Percentage leased for retail is calculated as square footage for executed leases divided by the gross leasable area. Percentage leased for multifamily is calculated as total units leased divided by total units and is as of April 18, 2021.
(4)	Large redevelopment is defined where total incremental investment is over $50 million. Impact from COVID-19 may affect estimates in future periods.
(5)	Redevelopment is defined where GLA is added either through new construction or expansion of an existing space. Impact from COVID-19 may affect estimates in future periods.
(6)	Costs do not reflect potential sale of Senior Living Pad.
(7)	River Point at Sheridan, Fiesta Trails, and Tomball Marketplace were completed at year-end 2020 and moved to Operating Projects in 2021.
(8)	NOI Detail: Retail $548 and Residential $648.

*   Unconsolidated Joint Venture

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Land Held for Development

As of March 31, 2021

(in thousands, except acres and percentages)

	Ownership	Gross	Investment (1)
Location	Interest	Acres	100%	Pro Rata
New Development Phased Projects
US 77 & FM 802, Brownsville, TX	100.0%	21.0
US Hwy. 1 and Caveness Farms Rd., Wake Forest, NC	100.0%	20.9
Highway 17 and Highway 210, Surf City, NC	100.0%	11.0
Belle Terre Pkwy. & State Rd. 100, Palm Coast, FL	100.0%	6.7
Hwy. 85 & Hwy. 285, Sheridan, CO	100.0%	3.8
29th St. at Nolana Loop, McAllen, TX	50.0%	3.8
FM 2920 and Future 249, Tomball - Houston, TX	100.0%	2.2
SR 207 & Rolling Hills Drive, St. Augustine, FL	70.0%	1.2
Total New Development Phased Projects		70.6	$12,786	$11,853

Other Raw Land
FM 1957 (Potranco Rd.) and FM 211, San Antonio, TX	50.0%	120.4
South Fulton Parkway and SH 92, Union City - Atlanta, GA	100.0%	22.3
Lon Adams Rd. at Tangerine Farms Rd., Marana - Tucson, AZ	100.0%	9.7
SH 281 & Wilderness Oaks, San Antonio, TX	100.0%	9.1
SH 151 & Ingram Rd., San Antonio, TX	66.7%	5.8
Shary Road and US Hwy. 83, Mission, TX	50.0%	4.0
Rock Prairie Rd. at Hwy. 6, College Station, TX	100.0%	2.6
Other	100.0%	18.7
Total Raw Land		192.6	$31,645	$19,400

Total Land Held For Development Properties		263.2	$44,431	$31,253

(1) Net of impairment.

Notes:

Land costs account for $36.6 million of total investment at 100%, $24.0 million at pro rata share.

Categorization based upon proximity to development property and does not indicate future development pipeline.

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Acquisition and Disposition Summary

For the Period Ended March 31, 2021

(at pro rata share)

(in thousands, except percentages)

		Sq. Ft.	Date	Purchase
Center	City/State	at 100%	Acquired	Price (1)	Yield
Acquisitions
1st Quarter
none

Total Acquisitions				$—	-%

					Weighted
			Date	Sales	Sales
			Sold	Price (1)	Cap (2)
Dispositions
1st Quarter
Avent Ferry	Raleigh, NC	120	01/22/21
Oracle Wetmore	Tucson, AZ	150	01/29/21
Stevens Ranch Land	San Antonio, TX	N/A	03/10/21
Epic Village St. Augustine	St. Augustine, FL	9	03/12/21
Rock Prairie Marketplace Land	College Station, TX	N/A	03/19/21

Total Dispositions				$55,760	8.3%

(1) Sales price represents the gross contract price.

(2) Cap rates are based upon underwriting estimates and may be different than current returns.

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Summary of Debt

Weingarten Realty Investors

Debt Information

(in thousands, except percentages)

		1st Quarter		4th Quarter
	March 31,	Weighted	December 31,	Weighted
	2021	Average Rate (1)	2020	Average Rate (1)
Outstanding Balance Summary
Mortgage Debt	$326,990	4.13%	$328,648	4.18%
3.375% Notes due 2022	299,189	3.38%	299,156	3.38%
3.5% Notes due 2023	299,346	3.50%	299,307	3.50%
4.45% Notes due 2024	245,887	4.45%	245,859	4.45%
3.85% Notes due 2025	239,645	3.85%	239,599	3.85%
3.25% Notes due 2026	248,778	3.25%	248,727	3.25%
Unsecured Notes Payable (MTN)	66,285	6.70%	66,285	6.70%
Revolving Credit Agreements (2)	—	0.93%	40,000	0.94%
Obligations under Capital Leases	21,664	8.00%	21,696	8.00%
Unamortized Loan Costs	(4,197)		(4,508)
Subtotal Consolidated Debt	1,743,587	3.91%	1,784,769	3.91%
Debt Service Guarantee Liability (3)	53,650		53,650
Total Consolidated Debt - As Reported	$1,797,237	3.91%	$1,838,419	3.91%

As
Reported
Weighted Average Interest Rates (1)
Three months ended 03/31/21	3.91%
Three months ended 12/31/20	3.91%
Twelve months ended 12/31/20	3.70%

(1)	Weighted average interest rates exclude the effects of ASC 805 “Business Combinations”, revolver facility fee, and other loan costs related to financing.
(2)	Weighted average revolving interest rate excludes the effect of the facility fee of 15 basis points on the total commitment paid quarterly in arrears.
(3)	Debt service guarantee liability recorded due to a guarantee of municipal bonds issued in connection with a project in Denver, Colorado.

Weingarten Realty Investors

Debt Information Additional Disclosure

(at pro rata share)

(in thousands, except percentages)

				Weighted
		Weighted		Average
	Debt	Average		Remaining
	Balance	Rate (1)	% of Total	Life (yrs)
Fixed vs. Variable Rate Debt
(includes the effect of interest rate swaps)
As of March 31, 2021
Fixed-rate debt	$1,770,820	3.90%	98.1%	3.94
Variable-rate debt	34,000	0.93%	1.9%	1.00
Total	$1,804,820	3.89%	100.0%	3.87

As of December 31, 2020
Fixed-rate debt	$1,806,221	3.89%	97.8%
Variable-rate debt	40,000	0.94%	2.2%
Total	$1,846,221	3.89%	100.0%

Secured vs. Unsecured Debt
As of March 31, 2021
Secured Debt	$355,437	4.16%	19.7%	5.75
Unsecured Debt	1,449,383	3.82%	80.3%	3.43
Total	$1,804,820	3.89%	100.0%	3.87

As of December 31, 2020
Secured Debt	$357,312	4.15%	19.4%
Unsecured Debt	1,488,909	3.82%	80.6%
Total	$1,846,221	3.89%	100.0%

Additional Information	March 31,	December 31,
Reconciling items to pro rata debt	2021	2020
Noncontrolling Interests and Other Adjustments	$(37,478)	$(37,654)
WRI Share of Unconsolidated Joint Ventures	$45,061	$45,456

Weighted Average Interest Rates (1)
Three months ended 03/31/21	3.89%
Three months ended 12/31/20	3.89%
Twelve months ended 12/31/20	3.78%

(1)	Weighted average interest rates exclude the effects of ASC 805 “Business Combinations”, revolver facility fee, and other loan costs related to financing.

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Schedule of Maturities

As of March 31, 2021

(in thousands, except percentages)

	As Reported
		Weighted
	Maturities	Average Rate (2)
2021	$17,344	4.07%
2022	308,298	3.40%
2023	348,207	3.59%
2024	252,561	4.44%
2025	294,232	3.93%
2026	277,733	3.55%
2027	53,604	5.89%
2028	92,159	4.53%
2029	70,304	3.81%
2030	950	3.66%
Thereafter	8,569	3.66%
Subtotal	1,723,961

Revolving Credit Agreements	—	0.93%
Other (1)	73,276
Total	$1,797,237	3.91%

(1)	Other includes finance leases, ASC 805 “Business Combinations” adjustment, debt service guarantee liability, discounts on notes, and debt issuance costs. The debt service guarantee liability recorded due to a guarantee of municipal bonds issued in connection with a project in Denver, Colorado.
(2)	Weighted average interest rates exclude revolver facility fee, premium/(discount) on debt, deferred debt costs and non-cash debt-related items.

Weingarten Realty Investors

Schedule of Maturities Additional Disclosure

As of March 31, 2021

(at pro rata share)

(in thousands, except percentages)

		Weighted
	Maturities	Average Rate (2)	Floating Rate	Fixed Rate	Secured	Unsecured
2021	$17,892	4.14%	$—	$17,892	$17,892	$—
2022	342,552	3.47%	34,000	308,552	43,162	299,390
2023	313,214	3.53%	—	313,214	13,544	299,670
2024	253,713	4.44%	—	253,713	7,513	246,200
2025	295,382	3.94%	—	295,382	54,877	240,505
2026	278,623	3.56%	—	278,623	5,653	272,970
2027	57,530	5.80%	—	57,530	23,785	33,745
2028	92,865	4.54%	—	92,865	83,295	9,570
2029	70,304	3.81%	—	70,304	70,304	—
2030	950	3.66%	—	950	950	—
Thereafter	8,569	3.66%	—	8,569	8,569	—
Subtotal	1,731,594		34,000	1,697,594	329,544	1,402,050

Revolving Credit Agreements	—	0.93%	—	—	—	—
Other (1)	73,226		—	73,226	25,893	47,333
Total	$1,804,820	3.89%	$34,000	$1,770,820	$355,437	$1,449,383

(1)	Other includes finance leases, “Business Combinations” adjustment, debt service guarantee liability, discounts on notes, and debt issuance costs. The debt service guarantee liability recorded due to a guarantee of municipal bonds issued in connection with a project in Denver, Colorado.
(2)	Weighted average interest rates exclude the effects of fair value adjustments, revolver facility fee paid quarterly on total commitment in arrears, and other loan costs related to financing.

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Joint Ventures

Weingarten Realty Investors

Unconsolidated Joint Venture Financial Information at 100%

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Condensed Statements of Income
Revenues:
Rentals, net	$29,444	$33,091
Other	501	648
Total	29,945	33,739
Expenses:
Depreciation and amortization	8,438	8,762
Interest, net	1,624	2,418
Operating	5,823	7,111
Real estate taxes, net	3,535	4,400
General and administrative	105	105
Provision for income taxes	16	36
Total	19,541	22,832
Gain on dispositions	48	44,699
Net income	$10,452	$55,606

Condensed Balance Sheets	March 31,	December 31,
	2021	2020
ASSETS
Property	$1,095,952	$1,093,504
Accumulated depreciation	(283,431)	(275,802)
Property, net	812,521	817,702
Other assets, net	83,686	81,285
Total	$896,207	$898,987
LIABILITIES AND EQUITY
Debt, net	$191,860	$192,674
Amounts payable to Weingarten Realty Investors and Affiliates	9,505	9,836
Other liabilities, net	15,963	15,340
Total	217,328	217,850
Equity	678,879	681,137
Total	$896,207	$898,987

Supplemental Income Statement Detail	Three Months Ended
	March 31,
	2021	2020

Rentals, net
Fixed Payments:
Base minimum rent, net	$22,157	$25,235
Straight line rent, net	577	(587)
Over/Under-market rentals, net	52	128
Variable Payments:
Percentage rent	127	—
Tenant reimbursements, net	6,270	8,103
Other rental revenues	78	102
Lease cancellation revenue	183	110
Total	$29,444	$33,091

Note:

The financial information on this page is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles.

Weingarten Realty Investors

Unconsolidated Joint Venture Financial Information

(at pro rata share)

(in thousands)

	Three Months Ended
	March 31,
Condensed Statements of Income	2021	2020
Revenues:
Rentals, net	$11,438	$13,234
Other	257	374
Total	11,695	13,608
Expenses:
Depreciation and amortization	4,202	3,814
Interest, net	450	903
Operating	2,380	3,128
Real estate taxes, net	1,411	1,802
General and administrative	25	42
Provision for income taxes	7	18
Total	8,475	9,707
Gain on dispositions	24	22,372
Net income	$3,244	$26,273

Condensed Balance Sheets	March 31,	December 31,
	2021	2020
ASSETS
Property	$463,822	$462,938
Accumulated depreciation	(103,281)	(99,440)
Property, net	360,541	363,498
Notes receivable from real estate joint ventures and partnerships	3,302	3,324
Unamortized lease costs, net	7,928	7,937
Accrued rent, accrued customer contracts and accounts receivable, net	5,532	6,351
Cash and cash equivalents	16,899	15,026
Restricted deposits and mortgage escrows	80	103
Out-of-market leases, net	528	554
Other assets, net	1,324	1,210
Total	$396,134	$398,003
LIABILITIES AND EQUITY
Debt, net	$44,955	$45,353
Amounts payable to Weingarten Realty Investors and Affiliates	4,254	4,339
Accounts payable and accrued expenses	3,295	2,629
Deferred revenue	1,576	1,732
Out-of-market leases, net	1,969	2,008
Interest rate derivative	-	84
Other liabilities, net	86	224
Total	56,135	56,369
Equity	339,999	341,634
Total	$396,134	$398,003

Supplemental Income Statement Detail	Three Months Ended
	March 31,
	2021	2020

Rentals, net
Fixed Payments:
Base minimum rent, net	$8,881	$10,077
Straight line rent, net	226	(148)
Over/Under-market rentals, net	13	41
Variable Payments:
Percentage rent	18	13
Tenant reimbursements, net	2,221	3,178
Other rental revenues	41	50
Lease cancellation revenue	38	23
Total	$11,438	$13,234

Notes:  The above pro rata share information includes only the real estate operations of joint ventures and partnerships at WRI's ownership percentages.

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles.  See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Investments in Unconsolidated Real Estate Joint Ventures & Partnerships at 100%

March 31, 2021

(in thousands, except number of properties)

	Number of
	Operating
Joint Venture Partner	Properties (1)(2)	Total GLA	Total Assets	Total Debt

TIAA Florida Retail LLC	2	431	$118,441	$-
Collins	8	1,168	107,023	11,081
AEW - Institutional Client	5	437	98,453	-
BIT Retail	2	359	57,480	-
Jamestown	6	1,217	137,353	169,916
Sleiman Enterprises	2	177	15,131	10,863
Bouwinvest	4	447	212,233	-
Other	2	179	150,093	-

Total	31	4,415	$896,207	$191,860

TIAA Florida Retail LLCJoint venture with an institutional partner, TIAA-CREF Global Real Estate

CollinsPrimarily a development joint venture in the Texas Rio Grande Valley

AEW – Institutional ClientJoint venture with an institutional partner through AEW Capital Management

BIT Retail	Joint venture with Mercantile Real Estate Advisors and its client, the AFL-CIO Building Investment Trust

JamestownJoint venture in Florida

Sleiman EnterprisesJoint venture in Florida

BouwinvestJoint venture with West Coast focus

(1) Excludes land held for development.

(2) Excludes additional consolidated joint ventures.

Weingarten Realty Investors

Unconsolidated Joint Venture Mortgage Debt Information at 100%

As of March 31, 2021

(in thousands, except number of properties, percentages and term)

Balance Summary

				Average
	# of Mortgaged	Mortgage	Average Interest	Remaining
Joint Venture Partner	Properties (2)	Balance (1)(2)	Rate	Term (yrs)

Collins	2	$11,212	6.3%	4.0
Jamestown	6	170,000	1.7%	1.0
Sleiman Enterprises	2	10,912	4.2%	5.2

Total	10	$192,124	2.1%	2.4

Schedule of Maturities

		Weighted
	Maturities (1)(2)	Average Rate

2021	$2,223	5.3%
2022	172,069	2.8%
2023	2,182	5.2%
2024	2,303	5.2%
2025	2,302	5.2%
2026	1,781	5.1%
2027	7,851	5.3%
2028	1,413	6.4%

Total	$192,124

(1)	Excludes non-cash debt related items.
(2)	Excludes additional consolidated joint ventures such as AEW Capital Management.

Note:

All mortgages are fixed rate except a $170 million mortgage note maturing in 2022 of which our share is 20%.

Weingarten Realty Investors

Unconsolidated Joint Venture Mortgage Debt Information Additional Disclosure

As of March 31, 2021

(at pro rata share)

(in thousands, except percentages)

Schedule of Maturities

		Weighted
	Maturities (1)(2)	Average Rate

2021	$1,112	5.3%
2022	35,034	3.6%
2023	1,091	5.2%
2024	1,151	5.2%
2025	1,151	5.2%
2026	890	5.1%
2027	3,926	5.3%
2028	706	6.4%

Total	$45,061

(1)    Excludes non-cash debt related items.

(2)    Excludes additional consolidated joint ventures such as AEW Capital Management.

Notes:

All mortgages are fixed rate except for $34 million which represents our interest in a $170 million mortgage note maturing in 2022.

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Portfolio Summary

Weingarten Realty Investors

Tenant Diversification by Percent of Base Minimum Rent

As of March 31, 2021

(at pro rata share)

(in thousands, except percentages and # of units)

				Total	% of		% of
		Credit Ranking	# of	Annualized	Total Annualized	Total	Total
Rank	Tenant Name (1)(2)	(S&P / Moody's)	Units	Base Minimum Rent	Base Minimum Rent	SF	SF

1	TJX Companies, Inc.	A/A2	33	$10,086	2.81%	871	4.27%
2	The Kroger Co.	BBB/Baa1	19	9,989	2.79%	1,125	5.51%
3	H-E-B	N/A/N/A	7	7,690	2.14%	543	2.66%
4	Whole Foods Market, Inc.	A+/A2	8	7,339	2.05%	334	1.64%
5	Ross Stores, Inc.	BBB+/A2	27	7,273	2.03%	546	2.68%
6	Albertsons	BB-/Ba3	14	6,276	1.75%	633	3.10%
7	Home Depot, Inc.	A/A2	4	5,135	1.43%	464	2.27%
8	PetSmart	B/B2	15	4,345	1.21%	266	1.30%
9	Dollar Tree Stores, Inc.	BBB/Baa2	29	3,566	0.99%	298	1.46%
10	Bed Bath & Beyond, Inc.	B+/Ba3	12	3,157	0.88%	274	1.34%
11	Nordstrom	BB+/Baa3	3	2,690	0.75%	95	0.47%
12	Best Buy, Inc.	BBB/A3	6	2,675	0.75%	179	0.88%
13	Dick's Sporting Goods	N/A/N/A	4	2,662	0.74%	157	0.77%
14	Sprouts	N/A/N/A	5	2,615	0.73%	154	0.75%
15	Petco Animal Supplies, Inc.	B-/N/A	13	2,561	0.71%	139	0.68%
16	Walmart Stores, Inc.	AA/Aa2	5	2,530	0.71%	395	1.94%
17	Burlington	BB/Ba2	4	2,513	0.70%	143	0.70%
18	Barnes & Noble Inc.	N/A/N/A	5	2,479	0.69%	141	0.69%
19	Starbucks Corporation	BBB+/Baa1	30	2,395	0.67%	51	0.25%
20	Total Wine & More	N/A/N/A	4	2,340	0.65%	97	0.48%
21	Hobby Lobby Stores, Inc.	N/A/N/A	5	2,335	0.65%	258	1.26%
22	24 Hour Fitness Inc.	N/A/CCC-	3	2,160	0.60%	76	0.37%
23	JPMorgan Chase Bank	A+/Aa2	14	2,157	0.60%	49	0.24%
24	LA Fitness	CCC+/Caa3	3	2,044	0.57%	88	0.43%
25	Five Below	N/A/N/A	13	2,035	0.57%	100	0.49%

	Grand Total		285	$101,047	28.17%	7,476	36.63%

(1)	Tenant Names:	DBA Names:
	TJX Companies, Inc.	Marshalls (15), T.J. Maxx (12), Home Goods (6)
	The Kroger Co.	Kroger (8), Harris Teeter (5), Fry's Food (3), King Soopers (2), Smith's Food (1)
	Ross Stores, Inc.	Ross Dress for Less (25), dd's Discounts (2)
	Albertsons	Safeway (8), Randall's (3), Von's (2), Albertsons (1)
	Dollar Tree Stores, Inc.	Dollar Tree (27), Family Dollar (2)
	Bed Bath & Beyond, Inc.	Bed Bath & Beyond (6), Cost Plus (5), buybuy BABY (1)
	Nordstrom	Nordstrom Rack (3)
	Dick's Sporting Goods	Dick's Sporting Goods (3), Golf Galaxy (1)
	Walmart Stores, Inc.	Walmart Neighborhood Market (3), Walmart (1), Walmart Supercenter (1)

(2)	Target owns and occupies 13 units not included above.

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Portfolio Operating Information

(at pro rata share)

(in thousands, except percentages and leases)

Leasing Activity / Rent Growth Signed Leases (1)

							Weighted
							Average
	Number of	Square	New Rent	Prior Rent		Cash Change	Term
Comparable:	Leases	Feet	$/SF	$/SF	TI's $/SF	in Base Rent	(Years)
All Leases
Quarter Ended March 31, 2021	160	923	$19.08	$18.22	$4.89	4.7%
Quarter Ended December 31, 2020	146	443	28.53	27.38	17.22	4.2%
Quarter Ended September 30, 2020	137	690	17.69	16.78	2.94	5.5%
Quarter Ended June 30, 2020	126	498	20.27	18.90	2.90	7.3%
Rolling 12 months	569	2,554	$20.58	$19.55	$6.12	5.3%

New Leases
Quarter Ended March 31, 2021	47	127	$29.46	$27.00	$35.56	9.1%	8.4
Quarter Ended December 31, 2020	55	172	25.46	24.25	44.33	5.0%	8.9
Quarter Ended September 30, 2020	38	102	25.58	23.03	19.84	11.1%	7.6
Quarter Ended June 30, 2020	17	34	25.05	22.70	42.02	10.3%	6.8
Rolling 12 months	157	435	$26.62	$24.65	$41.43	8.0%	8.3

Renewals
Quarter Ended March 31, 2021	113	796	$17.42	$16.82	$—	3.6%
Quarter Ended December 31, 2020	91	271	30.47	29.36	—	3.8%
Quarter Ended September 30, 2020	99	588	16.32	15.69	—	4.0%
Quarter Ended June 30, 2020	109	464	19.92	18.62	—	7.0%
Rolling 12 months	412	2,119	$19.33	$18.50	$—	4.5%

Comparable & Non-Comparable:
Quarter Ended March 31, 2021	191	1,014
Quarter Ended December 31, 2020	172	541
Quarter Ended September 30, 2020	158	751
Quarter Ended June 30, 2020	136	562
Rolling 12 months	657	2,868

Lease Expirations (2)

Assumes No Exercise of Renewal Options

	Anchor Tenants (3)				Non-Anchor Tenants				Total Tenants

		Percent of	In Place	Percent of		Percent of	In Place	Percent of		Percent of	In Place	Percent of
	Square	Total Square	Min Rent	Total	Square	Total Square	Min Rent	Total	Square	Total Square	Min Rent	Total
Year	Feet	Feet	PSF	Revenue (4)	Feet	Feet	PSF	Revenue (4)	Feet	Feet	PSF	Revenue (4)
M-T-M	15	0%	$13.73	0%	155	2%	$29.80	2%	170	1%	$28.38	1%
2021	374	3%	14.61	3%	730	12%	28.35	11%	1,104	6%	23.69	7%
2022	1,653	14%	13.26	14%	1,020	16%	30.50	16%	2,673	15%	19.84	15%
2023	1,484	12%	11.02	10%	922	15%	31.23	15%	2,406	13%	18.76	13%
2024	1,886	16%	12.34	14%	924	15%	31.37	15%	2,810	15%	18.60	15%
2025	1,608	13%	13.37	13%	798	13%	31.81	13%	2,406	13%	19.49	13%
2026 - 2031	4,135	34%	14.20	36%	1,641	26%	32.67	27%	5,776	32%	19.45	31%

(1)	Rent growth is on a same space and cash basis. Comparable leases include leases that were executed within two years of the date the prior tenant vacated.
(2)	Reflects in-place leases as of March 31, 2021.
(3)	Anchor tenants represent any tenant at least 10,000 square feet.
(4)	Revenue includes minimum base rent only.

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Portfolio Operating Information (continued)

(at pro rata share)

(in thousands, except percentages)

Occupancy
	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Signed Basis
Anchor (1)	95.4%	95.4%	96.1%	95.9%	96.9%
Non-Anchor	88.8%	88.6%	87.7%	89.0%	90.4%
Total Signed	93.0%	92.9%	93.0%	93.4%	94.5%

Commenced Basis
Anchor (1)	94.3%	94.0%	94.3%	94.1%	95.1%
Non-Anchor	84.9%	85.0%	84.9%	86.3%	87.0%
Total Commenced	90.8%	90.7%	90.9%	91.2%	92.1%

Same Property (2)
Signed Basis	93.1%	93.0%	93.9%	94.4%	95.6%
Commenced Basis	91.0%	90.8%	91.6%	92.2%	93.2%

Average Base Rents (3)
	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Commenced Basis
Anchor (1)	$14.23	$14.25	$13.97	$13.92	$14.03
Non-Anchor	30.15	30.00	29.78	29.66	30.43
Total	$20.44	$20.43	$20.12	$20.04	$20.06

Same Property Net Operating Income (4)
	Three Months Ended
	March 31,
	2021	2020	% Change
Revenue (5)
Minimum Rent, net	$82,525	$84,634	(2.5)%
Uncollectible Revenue Reserve	1,276	(1,373)	(192.9)%
Percentage Rent	733	294	149.3%
Tenant Reimbursements, net	26,133	25,238	3.5%
Other	963	1,790	(46.2)%
	$111,630	$110,583	0.9%
Expenses
Property Operating Expenses	$19,565	$18,935	3.3%
Real Estate Taxes	14,735	13,843	6.4%
	34,300	32,778	4.6%
SPNOI	$77,330	$77,805	(0.6)%

(1)	Anchor tenants represent any tenant at least 10,000 square feet.
(2)	Same Property Occupancy includes operating centers that have been owned for the same comparable time duration.

Same Property excludes any new development and any acquired or sold centers during the same time duration.

(3)	Average Base rent per Leased SF excludes ground leases.
(4)	Same Property NOI includes the Company's share of unconsolidated real estate joint ventures and partnerships.

It excludes the effect of lease cancellation income and straight-line rent adjustments and is reported on a cash basis.

(5)	Revenue reduced due to lease related reserves and write-offs. See breakout on p.41.

Note: Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof

Weingarten Realty Investors

Top 40 Core-Based Statistical Area (CBSA) Ranked by Population

as of March 31, 2021

(at pro rata share)

(in thousands, except percentages and # of units)

CBSA		Property	Owned	% of	Occupancy
Rank	CBSA	Count	GLA	ABR (1)%

2	Los Angeles-Long Beach-Anaheim, CA	3	663	4.6%	95.6%
5	Houston-The Woodlands-Sugar Land, TX	29	3,366	18.3%	93.9%
6	Washington-Arlington-Alexandria, DC-VA-MD-WV	4	522	2.8%	89.8%
8	Miami-Fort Lauderdale-West Palm Beach, FL	14	2,103	10.8%	87.8%
9	Atlanta-Sandy Springs-Roswell, GA	10	1,245	5.8%	97.1%
10	Phoenix-Mesa-Scottsdale, AZ	15	1,506	7.1%	96.5%
12	San Francisco-Oakland-Hayward, CA	3	437	3.2%	96.3%
13	Riverside-San Bernardino-Ontario, CA	1	311	1.9%	97.0%
15	Seattle-Tacoma-Bellevue, WA	7	417	2.7%	97.9%
17	San Diego-Carlsbad, CA	3	284	1.6%	84.1%
18	Tampa-St. Petersburg-Clearwater, FL	4	912	4.2%	94.9%
19	Denver-Aurora-Lakewood, CO	4	666	3.3%	97.1%
23	Orlando-Kissimmee-Sanford, FL	5	933	5.2%	95.9%
24	San Antonio-New Braunfels, TX	4	473	1.5%	67.7%
25	Portland-Vancouver-Hillsboro, OR-WA	2	23	0.1%	94.3%
26	Sacramento--Roseville--Arden-Arcade, CA	1	104	0.3%	85.2%
28	Austin-Round Rock, TX	1	357	1.8%	98.5%
29	Las Vegas-Henderson-Paradise, NV	4	699	2.8%	98.4%
36	San Jose-Sunnyvale-Santa Clara, CA	3	507	3.3%	83.3%
	Top 40 CBSA's Ranked by Population	117	15,528	81.3%	93.0%
	All other CBSA's Ranked by Population	39	4,877	18.7%	92.8%
	Grand Total	156	20,405	100.0%	93.0%

(1) ABR includes ground leases.

Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Property Listing

Weingarten Realty Investors

Summary Property Listing

As of March 31, 2021

		Gross Leasable Area
	# of	WRI	Joint Venture	Owned
ALL PROPERTIES BY STATE	Properties	Owned	Share	by Other	Total

Arizona	18	1,734,897	93,341	691,352	2,519,590
California	17	2,813,171	-	408,931	3,222,102
Colorado	4	666,373	-	513,919	1,180,292
Florida	27	4,393,628	1,605,056	871,497	6,870,181
Georgia	11	1,247,896	180,569	559,234	1,987,699
Kentucky	1	168,697	-	49,410	218,107
Maryland	1	80,869	-	-	80,869
Nevada	4	699,442	-	171,335	870,777
New Mexico	1	118,721	-	27,330	146,051
North Carolina	8	1,281,388	-	86,350	1,367,738
Oregon	2	22,694	90,776	66,276	179,746
Tennessee	4	500,210	-	154,340	654,550
Texas	48	5,817,678	1,429,776	1,975,116	9,222,570
Virginia	3	441,522	7,241	-	448,763
Washington	7	417,389	325,047	65,571	808,007
Total	156	20,404,575	3,731,806	5,640,661	29,777,042

Footnotes for detail property listing

(1)  Denotes partial ownership.  The square feet figures represent WRI's proportionate ownership of the property held by the joint venture or partnership.

(2)  Denotes property currently under development.

(3)  Denotes properties that are not consolidated for SEC reporting purposes.

(4)  Denotes single tenant retail property.

(5)  Denotes Hilltop Village Center 50/50 Joint Venture with 100% funding by WRI.

(6)  River Oaks Shopping Center – West includes The Driscoll at River Oaks which is under development.

(  )  Retailers in parenthesis are not a part of the owned property.

Notes:  Square feet is reflective of area available to be leased.  Average Base Rent per Leased SF excludes ground leases.

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles.

							Average
			Owned	Foot			Base Rent	Occupancy
Center	CBSA		%	Notes	Owned GLA	Total GLA	(ABR)%		Grocer Anchor	Other Anchors ( ) indicates owned by others
Operating Properties
Arizona
Broadway Marketplace	Phoenix-Mesa-Scottsdale, AZ		100.0%		82,507	87,129	14.54	100.0%		Office Max, Ace Hardware
Camelback Miller Plaza	Phoenix-Mesa-Scottsdale, AZ		100.0%		150,411	150,411	14.15	96.0%	Sprouts Farmers Market	T.J. Maxx, PetSmart
Camelback Village Square	Phoenix-Mesa-Scottsdale, AZ		100.0%		132,731	240,951	13.23	95.4%	Fry’s Supermarket	(LA Fitness)
Desert Village Shopping Center	Phoenix-Mesa-Scottsdale, AZ		100.0%		101,685	107,071	23.12	94.4%	AJ Fine Foods	CVS
Fountain Plaza	Phoenix-Mesa-Scottsdale, AZ		100.0%		112,055	304,107	10.57	95.5%	Fry’s Supermarket	Dollar Tree, (Lowe's)
Madison Village Marketplace	Phoenix-Mesa-Scottsdale, AZ		100.0%		90,264	90,264	29.26	97.9%	Safeway
Monte Vista Village Center	Phoenix-Mesa-Scottsdale, AZ		100.0%		45,751	108,551	23.59	88.2%		(Wells Fargo)
Phoenix Office Building	Phoenix-Mesa-Scottsdale, AZ		100.0%		21,088	21,088	N/A	91.3%		Weingarten Realty Regional Office, Endurance Rehab
Pueblo Anozira Shopping Center	Phoenix-Mesa-Scottsdale, AZ		100.0%		157,532	157,532	16.47	96.0%	Fry’s Supermarket	Petco, Dollar Tree
Raintree Ranch Center	Phoenix-Mesa-Scottsdale, AZ		100.0%		129,822	133,020	26.28	100.0%	Whole Foods
Red Mountain Gateway	Phoenix-Mesa-Scottsdale, AZ		100.0%		75,128	204,928	17.81	97.6%		(Target), Bed Bath & Beyond, Famous Footwear
Scottsdale Horizon	Phoenix-Mesa-Scottsdale, AZ		100.0%		155,046	155,046	34.03	93.4%	Safeway	CVS
Scottsdale Waterfront	Phoenix-Mesa-Scottsdale, AZ		100.0%		93,334	93,334	38.50	100.0%		Olive & Ivy, P.F. Chang's, David's Bridal, Urban Outfitters
Squaw Peak Plaza	Phoenix-Mesa-Scottsdale, AZ		100.0%		61,102	61,102	20.20	95.9%	Sprouts Farmers Market
Summit at Scottsdale	Phoenix-Mesa-Scottsdale, AZ		51.0%	(1)(3)	97,151	322,992	25.04	100.0%	Safeway	(Target), CVS, OfficeMax, PetSmart
Entrada de Oro Plaza Shopping Center	Tucson, AZ		100.0%		88,665	109,075	20.47	95.1%	Walmart Neighborhood Market
Madera Village Shopping Center	Tucson, AZ		100.0%		96,697	106,858	12.61	81.0%	Safeway	Dollar Tree
Shoppes at Bears Path	Tucson, AZ		100.0%		43,928	66,131	18.50	75.4%		(CVS Drug)
Arizona Total:	# of Properties:	18			1,734,897	2,519,590	20.29	95.0%
California
8000 Sunset Strip Shopping Center	Los Angeles-Long Beach-Anaheim, CA		100.0%		169,775	169,775	46.39	97.4%	Trader Joe's	CVS, Crunch, AMC Theaters, CB2
Centerwood Plaza	Los Angeles-Long Beach-Anaheim, CA		100.0%		75,486	75,486	15.45	100.0%	Superior Grocers	Dollar Tree
Westminster Center	Los Angeles-Long Beach-Anaheim, CA		100.0%		417,567	440,437	19.99	94.1%	Albertsons	Home Depot, Ross Dress for Less, Petco, Rite Aid, Dollar Tree
Chino Hills Marketplace	Riverside-San Bernardino-Ontario, CA		100.0%		310,612	310,612	22.58	97.0%	Smart & Final Stores	Dollar Tree, 24 Hour Fitness, Rite Aid
Valley Shopping Center	Sacramento--Roseville--Arden-Arcade, CA		100.0%		103,791	107,191	12.38	85.2%	Food 4 Less
El Camino Promenade	San Diego-Carlsbad, CA		100.0%		128,740	128,740	32.07	66.5%		T.J. Maxx, Dollar Tree, BevMo
Rancho San Marcos Village	San Diego-Carlsbad, CA		100.0%		120,160	134,420	21.62	98.4%
San Marcos Plaza	San Diego-Carlsbad, CA		100.0%		34,880	80,086	35.06	100.0%	(Albertsons)
580 Market Place	San Francisco-Oakland-Hayward, CA		100.0%		100,097	100,097	31.99	97.6%	Safeway	24 Hour Fitness, Petco
Gateway Plaza	San Francisco-Oakland-Hayward, CA		100.0%		194,689	352,778	25.42	93.7%	Raley’s	24 Hour Fitness
Greenhouse Marketplace	San Francisco-Oakland-Hayward, CA		100.0%		142,598	232,367	25.40	99.1%	(Safeway)	(CVS), Jo-Ann Fabric, 99 Cents Only, Petco, Factory 2 U
Cambrian Park Plaza	San Jose-Sunnyvale-Santa Clara, CA		100.0%		171,029	171,029	20.14	57.2%		BevMo, Dollar Tree
Silver Creek Plaza	San Jose-Sunnyvale-Santa Clara, CA		100.0%		131,821	201,716	37.36	92.5%	Sprouts Farmers Market	Walgreens
Stevens Creek Central	San Jose-Sunnyvale-Santa Clara, CA		100.0%		204,466	204,466	32.38	99.3%	Safeway	Marshalls, Total Wine, Cost Plus World Market
Freedom Centre	Santa Cruz-Watsonville, CA		100.0%		150,865	150,865	17.05	98.1%	Safeway	Rite Aid, Big Lots
Stony Point Plaza	Santa Rosa, CA		100.0%		194,569	200,011	15.88	100.0%	Food Maxx	Ross Dress for Less, Fallas Paredes, Dollar Tree
Southampton Center	Vallejo-Fairfield, CA		100.0%		162,026	162,026	22.58	94.9%	Raley’s	Ace Hardware, Dollar Tree
California Total:	# of Properties:	17			2,813,171	3,222,102	24.81	92.5%
Colorado
Crossing at Stonegate	Denver-Aurora-Lakewood, CO		100.0%		109,079	109,079	19.78	100.0%	King Sooper’s
Edgewater Marketplace	Denver-Aurora-Lakewood, CO		100.0%		144,553	270,548	13.15	100.0%	King Sooper's	Ace Hardware, (Target)
Lowry Town Center	Denver-Aurora-Lakewood, CO		100.0%		76,725	129,425	32.36	93.3%	(Safeway)
River Point at Sheridan	Denver-Aurora-Lakewood, CO		100.0%		336,016	671,240	16.01	95.8%		(Target), (Costco), Regal Cinema, Michaels, Conn's, PetSmart, Burlington
Colorado Total:	# of Properties:	4			666,373	1,180,292	18.25	97.1%
Florida
Argyle Village Shopping Center	Jacksonville, FL		100.0%		306,506	306,506	12.41	100.0%	Publix	Bed Bath & Beyond, T.J. Maxx, Jo-Ann Fabric, Michaels, American Signature Furniture
Atlantic West	Jacksonville, FL		50.0%	(1)(3)	46,134	188,278	14.38	98.2%	(Walmart Supercenter)	T.J. Maxx, HomeGoods, Dollar Tree, Shoe Carnival, (Kohl's)
Kernan Village	Jacksonville, FL		50.0%	(1)(3)	42,579	288,780	17.54	100.0%	(Walmart Supercenter)	Ross Dress for Less, Petco
Boca Lyons Plaza	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		117,597	117,597	25.11	95.1%	Aroma Market & Catering	Ross Dress for Less
Deerfield	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		409,819	415,800	14.10	84.9%	Publix	T.J. Maxx, Marshalls, YouFit, Ulta Beauty
Embassy Lakes Shopping Center	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		131,751	142,779	20.35	56.8%		Tuesday Morning, Dollar Tree
Flamingo Pines	Miami-Fort Lauderdale-West Palm Beach, FL		20.0%	(1)(3)	26,333	153,641	20.52	95.8%	Publix
Hollywood Hills Plaza	Miami-Fort Lauderdale-West Palm Beach, FL		20.0%	(1)(3)	74,609	416,769	22.26	100.0%	Publix	Target, Chewy.com
Northridge	Miami-Fort Lauderdale-West Palm Beach, FL		20.0%	(1)(3)	46,840	237,228	20.28	95.8%	Publix	Petco, Ross Dress for Less, Dollar Tree

							Average
			Owned	Foot			Base Rent	Occupancy
Center	CBSA		%	Notes	Owned GLA	Total GLA	(ABR)%		Grocer Anchor	Other Anchors ( ) indicates owned by others
Pembroke Commons	Miami-Fort Lauderdale-West Palm Beach, FL		20.0%	(1)(3)	60,625	323,382	16.94	100.0%	Publix	Ross Dress for Less, Marshalls, LA Fitness, Dollar Tree
Sea Ranch Centre	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		98,870	98,870	17.64	89.4%	Publix	CVS, Dollar Tree
Tamiami Trail Shops	Miami-Fort Lauderdale-West Palm Beach, FL		20.0%	(1)(3)	22,190	132,647	19.20	100.0%	Publix	CVS
The Palms at Town & County	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		658,342	658,342	26.01	85.0%	Publix	Kohl's, Marshalls, HomeGoods, Dick's Sporting Goods, Nordstrom Rack
TJ Maxx Plaza	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		161,429	161,429	17.51	93.3%	Fresco Y Mas	T.J. Maxx, Dollar Tree
Village Green Center	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		70,240	70,240	30.79	95.0%	Trader Joe's
Vizcaya Square Shopping Center	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		110,081	110,081	17.54	94.7%	Winn Dixie
Wellington Green Commons	Miami-Fort Lauderdale-West Palm Beach, FL		100.0%		114,056	136,556	30.37	100.0%	Whole Foods Market
Clermont Landing	Orlando-Kissimmee-Sanford, FL		75.0%	(1)(3)	133,726	347,958	19.93	100.0%		(J.C. Penney), (Epic Theater), T.J. Maxx, Ross Dress for Less, Michaels
Colonial Plaza	Orlando-Kissimmee-Sanford, FL		100.0%		492,905	497,481	16.10	94.1%	Sprouts Farmers Market	Hobby Lobby, Conn's, Ross Dress for Less, Marshalls, Old Navy, Staples, Barnes & Noble, Big Lots
Phillips Crossing	Orlando-Kissimmee-Sanford, FL		100.0%		145,644	145,644	30.83	100.0%	Whole Foods	Golf Galaxy, Michaels
The Marketplace at Dr. Phillips	Orlando-Kissimmee-Sanford, FL		20.0%	(1)(3)	65,345	326,725	29.98	86.5%	Publix	HomeGoods, Morton's of Chicago, Office Depot
Winter Park Corners	Orlando-Kissimmee-Sanford, FL		100.0%		95,211	95,211	30.99	98.9%	Sprouts Farmers Market
Pineapple Commons	Port St. Lucie, FL		20.0%	(1)(3)	51,114	269,924	17.94	97.7%		Ross Dress for Less, Best Buy, PetSmart, Marshalls, (CVS)
Countryside Centre	Tampa-St. Petersburg-Clearwater, FL		100.0%		245,958	245,958	15.75	93.3%		T.J. Maxx, HomeGoods, Dick's Sporting Goods, Ross Dress for Less
East Lake Woodlands	Tampa-St. Petersburg-Clearwater, FL		20.0%	(1)(3)	20,886	104,430	15.28	98.6%	Walmart Neighborhood Market	Walgreens
Largo Mall	Tampa-St. Petersburg-Clearwater, FL		100.0%		377,019	610,106	18.81	92.6%	(Publix)	Marshalls, Bealls, PetSmart, Bed Bath & Beyond, Staples, Michaels, (Target)
Sunset 19 Shopping Center	Tampa-St. Petersburg-Clearwater, FL		100.0%		267,819	267,819	17.14	99.4%	Sprouts Farmers Market	Hobby Lobby, Bed Bath & Beyond, Barnes & Noble, Old Navy, Cost Plus World Market
Florida Total:	# of Properties:	27			4,393,628	6,870,181	19.63	92.2%
Georgia
Brownsville Commons	Atlanta-Sandy Springs-Roswell, GA		100.0%		27,747	81,913	20.52	89.2%	(Kroger)
Camp Creek Marketplace II	Atlanta-Sandy Springs-Roswell, GA		100.0%		196,283	228,003	17.17	100.0%		Burlington, DSW, LA Fitness, American Signature Furniture
Grayson Commons	Atlanta-Sandy Springs-Roswell, GA		100.0%		76,581	76,581	16.48	100.0%	Kroger
Lakeside Marketplace	Atlanta-Sandy Springs-Roswell, GA		100.0%		137,503	332,699	17.39	97.1%	(Super Target)	Ross Dress for Less, Petco, Michaels
Mansell Crossing	Atlanta-Sandy Springs-Roswell, GA		20.0%	(1)(3)	20,586	102,930	15.07	100.0%		buybuy BABY, Ross Dress for Less, Party City
North Decatur Station	Atlanta-Sandy Springs-Roswell, GA		51.0%	(1)(3)	45,277	88,778	31.74	98.9%	Whole Foods
Perimeter Village	Atlanta-Sandy Springs-Roswell, GA		100.0%		380,686	380,686	21.61	96.9%	Walmart Supercenter	Hobby Lobby, Cost Plus World Market, DSW
Publix at Princeton Lakes	Atlanta-Sandy Springs-Roswell, GA		20.0%	(1)(3)	13,681	72,205	18.42	100.0%	Publix
Roswell Corners	Atlanta-Sandy Springs-Roswell, GA		100.0%		145,496	327,261	22.38	95.2%	(Super Target), Fresh Market	T.J. Maxx
Roswell Crossing Shopping Center	Atlanta-Sandy Springs-Roswell, GA		100.0%		201,056	201,056	16.79	94.8%	Trader Joe's	Office Max, PetSmart, Walgreens
Thompson Bridge Commons	Gainesville, GA		100.0%	(4)	3,000	95,587	N/A	100.0%	(Kroger)
Georgia Total:	# of Properties:	11			1,247,896	1,987,699	19.24	97.1%
Kentucky
Festival on Jefferson Court	Louisville/Jefferson County, KY-IN		100.0%		168,697	218,107	15.57	100.0%	Kroger	(PetSmart), (T.J. Maxx), Party City
Kentucky Total:	# of Properties:	1			168,697	218,107	15.57	100.0%
Maryland
Pike Center	Washington-Arlington-Alexandria, DC-VA-MD-WV		100.0%		80,869	80,869	68.98	66.6%		DXL Mens Apparel
Maryland Total:	# of Properties:	1			80,869	80,869	68.98	66.6%
Nevada
Charleston Commons Shopping Center	Las Vegas-Henderson-Paradise, NV		100.0%		330,815	365,469	19.38	98.8%	Walmart	Burlington, Ross Dress for Less, 99 Cents Only, PetSmart
College Park Shopping Center	Las Vegas-Henderson-Paradise, NV		100.0%		167,160	194,873	15.73	98.2%	El Super	Factory 2 U, CVS
Francisco Center	Las Vegas-Henderson-Paradise, NV		100.0%		116,756	148,598	13.17	97.5%	La Bonita Grocery	(Ross Dress for Less), dd's Discount
Rancho Towne & Country	Las Vegas-Henderson-Paradise, NV		100.0%		84,711	161,837	14.41	98.4%	Smith’s Food
Nevada Total:	# of Properties:	4			699,442	870,777	16.37	98.4%
New Mexico
North Towne Plaza	Albuquerque, NM		100.0%		118,721	146,051	22.57	95.4%	Whole Foods Market	HomeGoods
New Mexico Total:	# of Properties:	1			118,721	146,051	22.57	95.4%
North Carolina
Hope Valley Commons	Durham-Chapel Hill, NC		100.0%		81,327	81,327	29.95	98.5%	Harris Teeter
Capital Square	Raleigh, NC		100.0%		143,063	143,063	8.07	100.0%	Food Lion
Falls Pointe Shopping Center	Raleigh, NC		100.0%		112,199	198,549	19.83	94.2%	Harris Teeter	(Kohl’s)
High House Crossing	Raleigh, NC		100.0%		82,566	82,566	15.24	94.8%	Lidl
Leesville Towne Centre	Raleigh, NC		100.0%		127,106	127,106	21.67	97.0%	Harris Teeter
Northwoods Shopping Center	Raleigh, NC		100.0%		77,802	77,802	11.94	95.1%	Walmart Neighborhood Market	Dollar Tree

							Average
			Owned	Foot			Base Rent	Occupancy
Center	CBSA		%	Notes	Owned GLA	Total GLA	(ABR)%		Grocer Anchor	Other Anchors ( ) indicates owned by others
Six Forks Shopping Center	Raleigh, NC		100.0%		468,402	468,402	13.05	98.9%	Food Lion	Target, Home Depot, Bed Bath & Beyond, PetSmart
Stonehenge Market	Raleigh, NC		100.0%		188,923	188,923	17.33	77.3%	Harris Teeter	Walgreens
North Carolina Total:	# of Properties:	8			1,281,388	1,367,738	15.59	94.7%
Oregon
Clackamas Square	Portland-Vancouver-Hillsboro, OR-WA		20.0%	(1)(3)	14,790	140,226	19.37	91.3%	(Winco Foods)	T.J. Maxx
Raleigh Hills Plaza	Portland-Vancouver-Hillsboro, OR-WA		20.0%	(1)(3)	7,904	39,520	29.69	100.0%	New Seasons Market	Walgreens
Oregon Total:	# of Properties:	2			22,694	179,746	23.34	94.3%
Tennessee
Highland Square	Memphis, TN-MS-AR		100.0%	(4)	14,490	14,490	N/A	100.0%
Mendenhall Commons	Memphis, TN-MS-AR		100.0%		88,108	88,108	12.79	100.0%	Kroger
Ridgeway Trace	Memphis, TN-MS-AR		100.0%		168,816	306,556	21.47	91.3%		(Target), Best Buy, PetSmart, REI
The Commons at Dexter Lake	Memphis, TN-MS-AR		100.0%		228,796	245,396	12.12	82.3%	Kroger	Marshalls, HomeGoods
Tennessee Total:	# of Properties:	4			500,210	654,550	15.54	88.9%
Texas
Mueller Regional Retail Center	Austin-Round Rock, TX		100.0%		357,186	357,186	18.13	98.5%		Marshalls, PetSmart, Bed Bath & Beyond, Home Depot, Best Buy, Total Wine, Staples
North Towne Plaza	Brownsville-Harlingen, TX		100.0%		27,846	144,846	N/A	—%		(Lowe's)
Rock Prairie Marketplace	College Station-Bryan, TX		100.0%		18,163	18,163	25.41	100.0%
10-Federal Shopping Center	Houston-The Woodlands-Sugar Land, TX		15.0%	(1)	19,743	131,620	10.69	94.3%	Sellers Bros.	Harbor Freight Tools, dd's Discount
Alabama Shepherd Shopping Center	Houston-The Woodlands-Sugar Land, TX		100.0%		59,120	59,120	24.44	100.0%	Trader Joe's	PetSmart
Baybrook Gateway	Houston-The Woodlands-Sugar Land, TX		100.0%		241,149	241,149	17.15	99.0%		Ashley Furniture, Cost Plus World Market, Barnes & Noble, Michaels, I-Tile
Bellaire Blvd. Shopping Center	Houston-The Woodlands-Sugar Land, TX		100.0%		37,699	43,891	8.80	100.0%
Blalock Market at I-10	Houston-The Woodlands-Sugar Land, TX		100.0%		97,277	97,277	18.31	100.0%	99 Ranch Market
Citadel Building	Houston-The Woodlands-Sugar Land, TX		100.0%		121,000	121,000	N/A	100.0%		Weingarten Realty Investors Corporate Office
Galveston Place	Houston-The Woodlands-Sugar Land, TX		100.0%		210,102	210,102	12.86	86.7%	Randall’s	Office Depot, Spec's
Griggs Road Shopping Center	Houston-The Woodlands-Sugar Land, TX		15.0%	(1)	12,014	80,093	9.96	96.1%		Family Dollar, Citi Trends
Harrisburg Plaza	Houston-The Woodlands-Sugar Land, TX		15.0%	(1)	14,043	93,620	21.34	96.3%		dd's Discount
HEB - Dairy Ashford & Memorial	Houston-The Woodlands-Sugar Land, TX		100.0%	(4)	36,874	36,874	N/A	100.0%		H-E-B Fulfillment Center
Heights Plaza Shopping Center	Houston-The Woodlands-Sugar Land, TX		100.0%		71,277	71,277	10.10	100.0%	Kroger	Goodwill
I45/Telephone Rd.	Houston-The Woodlands-Sugar Land, TX		15.0%	(1)	25,881	172,540	12.69	97.8%	Sellers Bros.	Famsa, Harbor Freight Tools
Kings Crossing	Houston-The Woodlands-Sugar Land, TX		100.0%		126,397	126,397	18.61	98.6%		CVS
League City Plaza	Houston-The Woodlands-Sugar Land, TX		15.0%	(1)	19,416	129,440	15.02	81.1%		Crunch Fitness, Spec’s, Northern Tool & Equipment Co.
Oak Forest Shopping Center	Houston-The Woodlands-Sugar Land, TX		100.0%		158,022	158,022	19.52	94.0%	Kroger	Ross Dress for Less, Dollar Tree, PetSmart
Richmond Square	Houston-The Woodlands-Sugar Land, TX		100.0%		92,657	92,657	30.37	95.5%		Best Buy
River Oaks Shopping Center - East	Houston-The Woodlands-Sugar Land, TX		100.0%		71,265	71,265	14.52	98.0%	Kroger
River Oaks Shopping Center - West	Houston-The Woodlands-Sugar Land, TX		100.0%	(6)	229,960	229,960	45.28	86.9%	Kroger	Barnes & Noble, Talbots, Ann Taylor, JoS. A. Bank
Shoppes at Memorial Villages	Houston-The Woodlands-Sugar Land, TX		100.0%		166,777	166,777	19.23	93.3%		Gulf Coast Veterinary Specialists
Shops at Kirby Drive	Houston-The Woodlands-Sugar Land, TX		100.0%		10,000	55,460	36.95	100.0%
Shops at Three Corners	Houston-The Woodlands-Sugar Land, TX		70.0%	(1)	176,380	282,613	15.48	100.0%	Fiesta	Ross Dress for Less, PetSmart, Office Depot, Big Lots
Southgate Shopping Center	Houston-The Woodlands-Sugar Land, TX		15.0%	(1)	18,668	124,453	17.74	96.3%	Food-A-Rama	CVS, Family Dollar, dd's Discount
The Centre at Post Oak	Houston-The Woodlands-Sugar Land, TX		100.0%		183,940	183,940	39.90	96.2%		Marshalls, Old Navy, Grand Lux Café, Nordstrom Rack, Arhaus
The Shops at Hilshire Village	Houston-The Woodlands-Sugar Land, TX		100.0%		119,009	119,009	16.05	100.0%	Kroger	Walgreens
Tomball Marketplace	Houston-The Woodlands-Sugar Land, TX		100.0%		168,724	326,545	20.37	83.6%		(Academy), (Kohl's), Ross Dress For Less, Marshalls
Village Plaza at Bunker Hill	Houston-The Woodlands-Sugar Land, TX		100.0%		491,686	491,686	28.95	98.8%	H-E-B	PetSmart, Academy, Nordstrom Rack, Burlington, Ross Dress for Less
West Gray	Houston-The Woodlands-Sugar Land, TX		100.0%		36,900	36,900	27.66	68.8%
Westchase Shopping Center	Houston-The Woodlands-Sugar Land, TX		100.0%		218,756	347,475	18.41	77.4%	Whole Foods Market	(Target), Ross Dress for Less, Petco
Westhill Village Shopping Center	Houston-The Woodlands-Sugar Land, TX		100.0%		130,851	130,851	18.94	93.8%		Ross Dress for Less, Office Depot, 99 Cents Only
Independence Plaza	Laredo, TX		100.0%		347,339	347,339	14.66	99.0%	H-E-B	T.J. Maxx, Ross Dress for Less, Hobby Lobby, Petco, Ulta Beauty
North Creek Plaza	Laredo, TX		100.0%		242,290	484,157	15.55	91.7%	(H-E-B)	(Target), Marshalls, Old Navy, Best Buy, HomeGoods
Plantation Centre	Laredo, TX		100.0%		136,487	144,129	18.03	98.3%	H-E-B
Las Tiendas Plaza	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)	143,976	500,084	13.63	86.2%		(Target), Dick's Sporting Goods, Conn's, Ross Dress for Less, Marshalls, Office Depot, (HomeGoods), (Forever 21)
Market at Nolana	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)	20,569	245,057	22.65	91.8%	(Walmart Supercenter)
Market at Sharyland Place	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)	53,956	301,174	19.56	95.4%	(Walmart Supercenter)	Kohl's, Dollar Tree
McAllen Center	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)	51,816	103,632	N/A	100.0%		Xtreme Jump
Northcross	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)	37,383	74,766	19.76	89.8%		Barnes & Noble

							Average
			Owned	Foot			Base Rent	Occupancy
Center	CBSA		%	Notes	Owned GLA	Total GLA	(ABR)%		Grocer Anchor	Other Anchors ( ) indicates owned by others
Old Navy Building	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)(4)	7,500	15,000	N/A	100.0%		Old Navy
Sharyland Towne Crossing	McAllen-Edinburg-Mission, TX		50.0%	(1)(3)	180,445	492,799	15.84	94.7%	H-E-B	(Target), T.J. Maxx, Petco, Office Depot, Ross Dress for Less
Trenton Crossing	McAllen-Edinburg-Mission, TX		100.0%		265,760	570,921	13.95	76.7%		(Target), (Kohl's), Hobby Lobby, Ross Dress for Less, Marshalls, PetSmart
Starr Plaza	Rio Grande City, TX		50.0%	(1)(3)	88,347	176,694	15.47	73.3%	H-E-B
Fiesta Trails	San Antonio-New Braunfels, TX		100.0%		418,020	498,020	15.32	66.8%	(H-E-B)	Marshalls, Bob Mills Furniture, Petco
Stevens Ranch	San Antonio-New Braunfels, TX		50.0%	(1)	10,656	134,702	30.22	88.5%	(H-E-B)
The Shoppes at Wilderness Oaks	San Antonio-New Braunfels, TX		100.0%		20,081	20,081	29.74	57.7%
Thousand Oaks Shopping Center	San Antonio-New Braunfels, TX		15.0%	(1)	24,271	161,807	13.34	81.3%	H-E-B	Tuesday Morning
Texas Total:	# of Properties:	48			5,817,678	9,222,570	19.68	90.7%
Virginia
Hilltop Village Center	Washington-Arlington-Alexandria, DC-VA-MD-WV		100.0%	(5)	250,811	250,811	36.66	97.3%	Wegmans	L.A. Fitness
Virginia Total:	# of Properties:	1			250,811	250,811	36.66	97.3%
Washington
2200 Westlake	Seattle-Tacoma-Bellevue, WA		69.4%	(1)(3)	60,366	87,014	38.95	97.1%	Whole Foods
Covington Esplanade	Seattle-Tacoma-Bellevue, WA		100.0%		187,388	187,388	34.63	96.6%		The Home Depot
Meridian Town Center	Seattle-Tacoma-Bellevue, WA		20.0%	(1)(3)	15,533	143,236	19.24	100.0%	(Safeway)	Jo-Ann Fabric, Tuesday Morning
Queen Anne Marketplace	Seattle-Tacoma-Bellevue, WA		51.0%	(1)(3)	41,290	80,961	35.96	100.0%	Metropolitan Market	Bartell's Drug
Rainier Square Plaza	Seattle-Tacoma-Bellevue, WA		20.0%	(1)(3)	22,347	111,735	21.90	97.1%	Safeway	Ross Dress for Less
South Hill Center	Seattle-Tacoma-Bellevue, WA		20.0%	(1)(3)	26,802	134,010	17.20	100.0%		Bed Bath & Beyond, Ross Dress for Less, Best Buy
The Whittaker	Seattle-Tacoma-Bellevue, WA		100.0%		63,663	63,663	36.01	100.0%	Whole Foods
Washington Total:	# of Properties:	7			417,389	808,007	32.52	97.9%

Total Operating Properties	# of Properties:	154			20,213,864	29,579,090	20.44	93.0%

New Development
Virginia
Centro Arlington	Washington-Arlington-Alexandria, DC-VA-MD-WV		90.0%	(1)(2)(3)	65,172	72,413			Harris Teeter
West Alex	Washington-Arlington-Alexandria, DC-VA-MD-WV		100.0%	(2)	125,539	125,539			Harris Teeter
Virginia Total:	# of Properties:	2			190,711	197,952

Total New Developments	# of Properties:	2			190,711	197,952

Operating & New Development Properties	# of Properties:	156			20,404,575	29,777,042

						Average
		Owned	Foot			Base Rent	Occupancy
Center	CBSA	%	Notes	Owned GLA	Total GLA	(ABR)%		Grocer Anchor	Other Anchors ( ) indicates owned by others

Unimproved Land
Arizona
Lon Adams Rd. at Tangerine Farms Rd., Marana					422,532
Arizona Total:					422,532
Colorado
Highway 85 and Highway 285, Sheridan					165,964
Colorado Total:					165,964
Florida
SR 207 at Rolling Hills Dr., St. Augustine					54,014
State Road 100 & Belle Terre Parkway, Palm Coast					292,288
Florida Total:					346,302
Georgia
NWC South Fulton Pkwy. @ Hwy. 92, Union City					970,604
Georgia Total:					970,604
North Carolina
Capital Blvd & Stadium Drive, Wake Forest					95,354
Highway 17 and Highway 210, Surf City					477,810
U.S. Highway 1 at Caveness Farms Rd., Wake Forest					911,929
North Carolina Total:					1,485,093
Texas
9th Ave. at 25th St., Port Arthur					243,065
Culebra Road and Westwood Loop, San Antonio					60,984
East Orem, Houston					121,968
FM 1957 (Potranco Road) and FM 211, San Antonio					5,245,321
FM 2920 and Highway 249, Tomball					95,832
Gattis School Rd. at A.W. Grimes Blvd., Round Rock					47,437
Highway 3 at Highway 1765, Texas City					200,812
Nolana Ave. and 29th St., McAllen					163,350
Northwest Freeway at Gessner, Houston					43,396
Rock Prairie Rd. at Hwy. 6, College Station					114,563
SH 151 and Ingram Rd., San Antonio					252,692
Shary Rd. at North Hwy. 83, Mission					172,498
U.S. 77 and 83 at SHFM 802, Brownsville					914,723
US Hwy. 281 at Wilderness Oaks, San Antonio					396,962
Texas Total:					8,073,603

Total Unimproved Land					11,464,098

Other Topics of Interest

Weingarten Realty Investors

COVID-19 Impact – Tenant Status

As of April 20, 2021

(at pro rata share)

	Percent of Annualized Base Rent(1)	Q3 2020 Cash Payments Received(2)	Q4 2020 Cash Payments Received(2)	Q1 2021 Cash Payments Received(2)
Essential & Restaurants
Supermarkets	14%	100%	100%	99%
Quick Service Restaurants	10%	91%	93%	94%
Full Service Restaurants	9%	85%	87%	90%
Medical	6%	99%	99%	99%
Auto and Other Essentials	5%	94%	95%	96%
Pet Stores and Services	4%	100%	100%	100%
Bank / Financial Service	4%	100%	100%	100%
General Merchandise (Dollar Stores)	2%	99%	99%	99%
Home Improvement	2%	100%	100%	99%
Sporting Goods	2%	93%	100%	100%
Drugstores	2%	98%	99%	98%
Liquor and Wine	1%	100%	100%	100%
Electronics	1%	100%	100%	100%
Office	1%	99%	100%	99%
Total Essential	63%	95%	96%	97%

Non-essential
Services	11%	94%	95%	94%
Discount Apparel	8%	85%	90%	99%
Home Furnishings	4%	95%	99%	99%
Health Club	3%	75%	76%	70%
Some Apparel	3%	89%	93%	92%
Craft	2%	99%	97%	97%
Beauty Supplies	1%	96%	98%	98%
Recreation/Entertainment	1%	88%	88%	85%
Movie Theaters	1%	21%	41%	42%
Footwear	1%	97%	98%	98%
Books	1%	100%	100%	100%
Party Supplies	1%	81%	99%	100%
Other	0%	94%	94%	89%
Total Non-Essential	37%	89%	92%	92%

Cash Collected	100%	93%	95%	95%

Signed Deferrals		3%	2%	1%
Abatements		1%	1%	1%
Cash Collected + Deferral and Abatements		97%	98%	97%

Tenant Size

	Percent of Annualized Base Rent(1)	Q3 2020 Cash Payments Received(2)	Q4 2020 Cash Payments Received(2)	Q1 2021 Cash Payments Received(2)
Anchors (> 10K SF)	44%	94%	95%	96%
Mid Tier (5K - 10K SF)	13%	92%	92%	93%
National / Regional Small Shops (<5K SF)	23%	96%	97%	97%
Local Small Shops (<5K SF)	20%	89%	92%	91%
Cash Collected	100%	93%	95%	95%

Business Type(3)

	Percent of Annualized Base Rent(1)	Q3 2020 Cash Payments Received(2)	Q4 2020 Cash Payments Received(2)	Q1 2021 Cash Payments Received(2)
Essential & Restaurants	63%	95%	96%	97%
Non-essential	37%	89%	92%	92%
Cash Collected	100%	93%	95%	95%

(1) Commenced occupancy as of March 31, 2021.
(2) Based upon information as of April 20, 2021.
(3) Definitions can vary by location. This represents the definition of a majority of the municipalities in which centers are located.
Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.

Weingarten Realty Investors

Schedule of Uncollectible Revenue(1)

(in thousands)

Uncollectible Revenue (Contra Revenue)/Recoveries included in Supplemental Income Statement Detail (page 7) (as reported)

	Three Months Ended
	March 31,
	2021	2020	$ Change

Base Minimum Rent and Tenant Reimbursements, net	$1,719	$(1,805)	$3,524
Straight Line Rent, net	(56)	(7,609)	7,553
Percentage Rent, net	—	(16)	16
Impact to Rentals, net	$1,663	$(9,430)	$11,093

Uncollectible Revenue (Contra Revenue)/Recoveries (at Prorata Share)

	Three Months Ended
	March 31,
	2021	2020	$ Change

Base Minimum Rent and Tenant Reimbursements, net	$1,710	$(1,875)	$3,585
Straight Line Rent, net	(12)	(7,669)	7,657
Percentage Rent, net	—	(16)	16
Impact to Rentals, net	$1,698	$(9,560)	$11,258

Same Property Net Operating Income - Uncollectible Revenue (Contra Revenue)/Recoveries (page 30) (at Prorata Share)

	Three Months Ended
	March 31,
	2021	2020	$ Change

Minimum Rent and Tenant Reimbursements, net	$(13)	$(773)	$760
Uncollectible Revenue Reserve	1,276	(1,373)	2,649
Impact to SPNOI	$1,263	$(2,146)	$3,409

(1) - Uncollectible revenues includes both lease related reserves and write-offs.
Note:

Pro rata financial information is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. See page 1 for information regarding this presentation and the limitations thereof.